The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-19 in this term sheet supplement and page 2 in the prospectus

The certificates will represent interests in GSR Mortgage Loan Trust 2006-5F only and will not represent interests in or obligations of the depositor, the sponsor, the underwriter, the master servicer, the securities administrator, the trustee the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2006-5F

GSR Mortgage Loan Trust 2006-5F
Issuing Entity
GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor
Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

U.S. Bank National Association
Trustee

Avelo Mortgage, L.L.C.

Countrywide Home Loans Servicing LP

IndyMac Bank, F.S.B.

PHH Mortgage Corporation

Servicers

Date:  May 3, 2006

_________________

Goldman, Sachs & Co.

For use with base prospectus dated March 31, 2006

Each class of offered certificates is designed to receive monthly distributions of interest, principal or both, commencing on June 26, 2006.  In addition to the offered certificates, the issuing entity will issue certain classes of subordinate certificates and residual certificates not offered hereby.

Assets of the Issuing Entity—

•

 Fixed-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

•

 Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses."

•

 Shifting interests of the senior and subordinate certificates to scheduled and unscheduled prepayments of principal as described in this term sheet supplement under "Description of the Certificates—Priority of Distributions" and "—Glossary of Definitions Relating to the Priority of Distributions."

•

 Cross-collateralization under certain limited circumstances as described in this term sheet supplement under "Description of the Certificates—Cross-Collateralization."

Interest Rate Protection—

•

 The holders of the certain classes of certificates may have the benefit of an interest rate cap agreement entered into with an interest rate cap provider to be set forth in the term sheet.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption "Index of Terms" beginning on page S-134 in this term sheet supplement and under the caption "Index" beginning on page 129 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

TABLE OF CONTENTS

TABLE OF CONTENTS

3

SUMMARY INFORMATION

5

RISK FACTORS

19

DEFINED TERMS

33

THE TRUST AGREEMENT

33

DESCRIPTION OF THE MORTGAGE
 POOL

35

General

35

The Goldman Sachs Mortgage Conduit

  Program

35

Countrywide Home Loans’

  Underwriting Guidelines

40

IndyMac Underwriting Guidelines

44

PHH Mortgage Underwriting Guidelines

48

Underwriting Standards

51

Transfer of the Mortgage Loans to the

  Trustee

56

Representations and Warranties

  Regarding the Mortgage Loans

57

STATIC POOL INFORMATION

65

THE SPONSOR

66

THE DEPOSITOR

67

THE ISSUING ENTITY

67

THE TRUSTEE

67

THE SECURITIES ADMINISTRATOR

68

THE MASTER SERVICER

68

General

68

Compensation of the Master Servicer

69

Indemnification and Third Party Claims

69

Limitation of Liability of the Master Servicer

70

Assignment or Delegation of Duties by

  the Master Servicer; Resignation

71

Master Servicer Events of Default;

  Waiver; Termination

71

Reports by the Master Servicer

73

Assumption of Master Servicing by Trustee

73

THE SERVICERS

74

Avelo Mortgage, L.L.C.

74

Countrywide Home Loans Servicing LP

75

IndyMac Bank, F.S.B.

78

PHH Mortgage Corporation

80

Servicing Fees

90

Collection and Other Servicing Procedures

91

Maintenance of Insurance Policies;

  Claims Thereunder and Other

  Realization upon Defaulted Mortgage

  Loans

91

Evidence as to Servicing Compliance

93

Servicer Events of Default

94

Rights upon Events of Default

95

Certain Matters Regarding the Servicers

95

DESCRIPTION OF THE CERTIFICATES

98

General

98

Exchangeable Certificates

99

Distributions of Interest on the Certificates

100

Distributions of Principal on the Certificates

103

Glossary of Definitions Relating to the

  Priority of Distributions

104

Available Distribution Amount

110

Administration Fees

111

Priority of Distributions

111

Subordination and Allocation of Losses

113

Cross-Collateralization

115

Advances

116

Optional Purchase of the Mortgage

   Loans

117

Rated Final Distribution Date

118

Collection Accounts, Master Servicer

  Account and Certificate Account

118

Reports to Certificateholders

119

YIELD AND PREPAYMENT

   CONSIDERATIONS

121

General

121

Principal Prepayments and

   Compensating Interest

122

Rate of Payments

123

PAC and TAC Certificates

123

Support Certificates

124

Lack of Historical Prepayment Data

125

Yield Considerations with Respect to

   the Interest Only and Principal Only

   Certificates

125

Yield Considerations with Respect to

   the Senior Subordinate Certificates

126

Additional Information

126

CREDIT ENHANCEMENTS

126

Subordination

126

Shifting Interests

127

CERTAIN FEDERAL INCOME TAX

          CONSEQUENCES

127

Tax Treatment of REMIC Regular Interests

127

Additional Considerations for the Cap

   Contract Certificates

128

Additional Considerations for the

   Exchangeable Certificates

130

ERISA CONSIDERATIONS

130

CERTAIN LEGAL INVESTMENT ASPECTS

132

METHOD OF DISTRIBUTION

133

LEGAL MATTERS

133

CERTIFICATE RATINGS

133

INDEX OF TERMS

135

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor.  Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See "The Sponsor" in this term sheet supplement.

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  See "The Depositor" in this term sheet supplement.

Issuing Entity.  GSR Mortgage Loan Trust 2006-5F, a common law trust formed under the laws of the state of New York.  See "The Issuing Entity" in this term sheet supplement.

Trustee.  U.S. Bank National Association, a national banking association.  Its corporate trust office is located at One Federal Street, Third Floor, Boston Massachusetts 02110, Attention: Corporate Trust Services/GSR 2006-5F.  See "The Trustee" in this term sheet supplement.

Securities Administrator.  Wells Fargo Bank, N.A., a national banking association.  Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-5F, telephone number (410) 884-2066 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust, GSR 2006-5F.  See "The Securities Administrator" in this term sheet supplement.

Master Servicer.  Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-5F, telephone number (410) 884-2066.  See "The Master Servicer" in this term sheet supplement.

Servicers.  It is anticipated that, on the closing date, the mortgage loans will be serviced by Avelo Mortgage, L.L.C., a Delaware limited liability company with its main office located at 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 75039, Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024, IndyMac Bank, F.S.B., a federally chartered savings bank, with its main office located at 888 East Walnut Street, Pasadena, California 91101-7211, PHH Mortgage Corporation, a New Jersey corporation with its executive offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000, and certain other entities which each will service less than 10% of the mortgage loans in any specified group.  See "The Servicers" in this term sheet supplement.

Originators.  Countrywide Home Loans, Inc., a New York corporation, IndyMac Bank, F.S.B. and PHH Mortgage Corporation, which, together with certain other entities which each originated less than 10% of the mortgage loans in any Collateral Group, originated or acquired all of the mortgage loans that will be conveyed from the sponsor to the depositor and from the depositor to the trustee on the closing date.  See "Description of the Mortgage Pool—General" and "—The Goldman Sachs Mortgage Conduit Program" in this term sheet supplement.

The following diagram illustrates the various parties involved in the transaction and their functions.

Countrywide Home Loans, Inc., IndyMac Bank, F.S.B. and others (Originators)

Loans
Goldman Sachs Mortgage Company (Sponsor)

Loans
GS Mortgage Securities Corp. (Depositor)	Avelo Mortgage, L.L.C., Countrywide Home Loans Servicing LP, IndyMac Bank, F.S.B., PHH Mortgage Corporation and others (Servicers)

Loans
U.S. Bank National Association (Trustee)	Wells Fargo Bank, N. A. (Master Servicer and Securities Administrator)

U.S. Bank National Association (Trustee)

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this term sheet  supplement.

Information About the Mortgage Pool

The mortgage pool will consist of conventional fixed-rate residential mortgage loans.  All of the mortgage loans are secured by residential real properties.  The mortgage pool will consist of one or more loan groups (each, a "Loan Group"), each of which will consist of separate loan subgroups (each, a "Subgroup") that contain mortgage loans bearing interest within a specific range of Net Rates.

The scheduled principal balance of each mortgage loan in each Loan Group will be allocated, based on such mortgage loan's Net Rate, either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction").  Each "Collateral Group" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the servicing fee rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see the prospectus supplement and "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

The Offered Certificates

Each class of senior certificates will relate  to a specified Collateral Group.  In naming the classes of senior certificates (other than any Class A-P and Class A-X Certificates), the first numeral (such as "1," "2," "3" and so forth), if any, refers to the Collateral Group.  In addition, the first letter ("A") refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of senior certificates related to Collateral Group 1, the "Class 2A Certificates" refers to all of the classes of senior certificates related to Collateral Group 2 and so forth.  Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans in a Loan Group, principal on the classes of senior certificates related to a Collateral Group will be paid solely from the mortgage loans or portions thereof allocated to that Collateral Group based on the Applicable Fractions for each of those mortgage loans.

The senior certificates may also include one or more classes of ratio strip principal only certificates (the "Class A-P Certificates") and one or more classes of ratio strip interest only certificates (the "Class A-X Certificates").  Each class of Class A-P Certificates will receive principal distributions only from the related Discount Loans (as defined herein).  Each class of Class A-X Certificates will receive interest distributions only from the related Premium Loans (as defined herein) at the applicable Certificate interest rate.

Each class of Class A-P Certificates will be entitled to a portion of principal payments on each mortgage loan in one or more related Loan Groups that has a Net Rate less than the designated rate of the related Collateral Group in one or more of those Loan Groups with the lowest fixed interest rate.  The Class A-P Certificates will be "principal only" certificates and will not be entitled to any interest.

The Class A-X Certificates will be entitled to interest on the mortgage loans in one or more related Loan Groups to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate of the Collateral Group in one or more of those Loan Groups with the highest fixed interest rate.  The A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

Certain classes of certificates may be exchangeable for certain other classes of certificates in the combinations identified in the term sheet.  See "Description of the Certificates — Exchangeable Certificates" in this term sheet supplement.

The classes of certificates in the term sheet with a "B" or an "M" in their class designations are referred to in this term sheet supplement as the subordinate certificates.  The Trust Fund may issue two separate groups of subordinate certificates, which may consist of one or more of the following certificates or certificate groups: (x) the Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5 and Class 1B-6 Certificates and (y) the Class 2M-1, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates.  Each of these groups of subordinate certificates will relate to all of the mortgage loans in one or more separate related Loan Groups and distributions on each group of subordinate certificates will be paid solely from the mortgage loans in the related Loan Groups.

The Class 1M-1, Class 1B-1, Class 1B-2, Class 1B-3, Class 2M-1, Class 2B-1, Class 2B-2 and Class 2B-3 Certificates are collectively referred to in this term sheet supplement as the senior subordinate certificates.

The Other Certificates

Any subordinate certificates issued by the trust without an investment grade rating will not be offered by the term sheet, this term sheet supplement or the prospectus supplement.  Generally, the Class 1B-4, Class 1B-5, Class 1B-6, Class 2B-4, Class 2B-5 and Class 2B-6 Certificates (collectively referred to in this term sheet supplement as the junior subordinate certificates) may be privately offered, are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

The Class X Certificate, if any, represents the right to receive certain amounts on deposit in any basis risk reserve fund as described in this term sheet supplement.

The classes of certificates in the term sheet with an "R" in their class designation are referred to in this term sheet supplement as the "Residual Certificates."

Only the senior certificates and the senior subordinate certificates will be offered by this term sheet supplement and the term sheet.

The certificates will represent interests in the mortgage pool described below.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

Accrued certificate interest, then principal	Senior Certificates for one or more related Loan Groups	Senior Certificates for one or more related Loan Groups	Losses
	Class 1-M-1	Class 2-M-1
	Class 1-B-1	Class 2-B-1
	Class 1-B-2	Class 2-B-2
	Class 1-B-3	Class 2-B-3
	Non-Offered Certificates	Non-Offered Certificates

Closing Date

On or about May 26, 2006.

Cut-off Date

May 1, 2006.

Distribution Dates

The 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day.  The first distribution date will be June 26, 2006.

"Business Day" for the purposes of distribution dates and the master servicing and trust agreement means any day other than (i) a Saturday or Sunday or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the master servicer, the securities administrator or the trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable servicer, or any assignee of any such party, are located (for purposes of any of the servicing agreements).

Monthly Distributions

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates.

Rated Final Distribution Date

The rated final distribution date for distributions on each class of offered certificates will be the distribution date in the month immediately following the month in which the maturity date of the latest maturing mortgage loan related to such certificates occurs.

Record Date

The record date for the offered certificates and each distribution date will be the last Business Day of the related interest accrual period.

Certificate Interest Rates

The certificate interest rates for the offered certificates will equal the rates described in the footnotes on the table on the cover of the prospectus supplement and as set forth or described in the term sheet.

Interest Accrual Period

For any distribution date, the interest accrual period will be (i) for each class of offered certificates other than any class of certificates that accrues interest based on LIBOR (each a "LIBOR Certificate") the immediately preceding calendar month and (ii) for the LIBOR Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month.  For the first distribution date, interest on all classes of certificates entitled to interest (other than any LIBOR Certificates) will accrue from May 1, 2006.  For the first distribution date, interest will accrue on any LIBOR Certificates from May 25, 2006.

The interest to be distributed to each class of certificates entitled thereto on each distribution date will be calculated by multiplying (i) 1/12 of the per annum applicable certificate interest rate (the certificate interest rate) set forth or described in the term sheet by (ii) the class principal balance or Notional Amount, as applicable, of such class at the close of business on the preceding distribution date.

Distributions of Interest

On each distribution date, interest on the certificates related to each Collateral Group will be distributed from related collections and Advances (as defined below) in the order described in the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement. Interest to be distributed to each class of certificates entitled thereto on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period on the Class Principal Balance or Notional Amount, as applicable, of that class. Interest will not accrue on overdue interest.

On each distribution date, accrued certificate interest will not be distributed to any Z Certificates (as described below) but will be added to their respective class principal balances and distributed as described in this term sheet supplement.

It is possible that, on a distribution date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If a servicer does not make an otherwise required advance in respect of a related mortgage loan because it determines that the advance would be nonrecoverable, some certificates, most likely the related subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. These amounts will be paid on future distribution dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment.  Under the terms of each servicing agreement, on any distribution date, the applicable servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the securities administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain servicers, any voluntary principal prepayments in part) received by that servicer during the due period beginning on the second day of the month immediately preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs and (y) an amount generally equal to all or one-half of the applicable servicing fee for that distribution date. In the event the related servicer does not pay required compensating interest on any distribution date, the master servicer is required to pay that amount (to the extent that amount does not exceed the total of its master servicing fee for that distribution date) through a reduction in the amount of the master servicing fee.  Neither the servicers nor any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.  As a result, interest shortfalls on the certificates may occur.  For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest" in this term sheet supplement.

Interest Rate Caps

The holders of one or more classes of certificates may have the benefit of one or more interest rate cap agreements entered into with an interest rate cap provider to be set forth in the prospectus supplement.  Any payments received under any interest rate cap agreement with respect to any distribution date will be available to cover basis risk shortfalls in interest payable to the holders of the related class or classes of certificates when the related interest rate is limited by the applicable maximum rate.  Payments under each interest rate cap agreement to the holders of the related certificates may mitigate against the effects of a mismatch between the Effective Net Rate on the mortgage loans contributing to the related Collateral Group and one-month LIBOR used to determine the interest rates on these certificates.

Distributions of Principal

General

As principal is collected on the mortgage loans related to each Collateral Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described in this term sheet supplement.  In general, payments on the senior certificates will be made from collections on the mortgage loans contributing to the related Collateral Group.  Distributions on the subordinate certificates will be made from all of the Collateral Groups in one or more related Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the related subordinate certificates are used to make payments to senior certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each distribution date.

Principal collections will be further divided between the related senior certificates and the related subordinate certificates in the manner described in this term sheet supplement.

The senior certificates may include one or more classes of planned amortization certificates ("PACs") or targeted amortization certificates  ("TACs").  Principal collections on PACs and TACs will be allocated in a manner that, to the extent possible, will result in the certificates of such class or classes receiving principal payments according to a schedule. The receipt by a certificateholder of payments that match the related planned amortization certificate schedule or the related target amortization certificate schedule will depend, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement.

The senior certificates may include one or more classes of super senior certificates ("Super Senior Certificates") and one or more classes of related credit support certificates ("Credit Support Certificates").  Losses otherwise allocable to any super senior certificates will instead be allocated to the related class or classes of credit support certificates, until the class principal balances of such support certificates have been reduced to zero.

The senior certificates may include one or more classes of non-accelerating senior certificates ("NAS Certificates").  NAS Certificates will not necessarily benefit from the accelerated distributions available to the other classes of senior certificates.

The senior certificates may include one or more classes of senior support certificates ("Senior Support Certificates").  Any Senior Support Certificates will provide support for the related classes of PACs, TACs or NAS Certificates.

The senior certificates may include one or more classes of accrual certificates ("Z Certificates").  Interest distributions on any Z Certificates will not be distributed on these certificates but will instead be added to the class principal balance thereof and distributed to the related class or classes accretion directed certificates ("AD Certificates"), until the class principal balance of those AD Certificates has been reduced to zero.

The subordinate certificates will generally receive distributions of principal in the order of seniority of such certificates, as described in the term sheet and in "Description of the Certificates—Priority of Distributions" and "—Subordination and Allocation of Losses" in this term sheet supplement. Each class of subordinate certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans on each distribution date but will not be entitled to receive any share of principal prepayments prior to the distribution date in June 2011.

Interest Only Certificates

The Class A-X Certificates are, and other classes of certificates may be, "Interest Only Certificates."  This means that investors in these classes of certificates will receive distributions of interest based on the related Notional Amount, but will not receive distributions of principal.

The notional amount for each class of Class A-X Certificates on each distribution date will be equal to the total principal balance of the mortgage loans in each related Loan Group having Net Rates greater than or equal to the certificate interest rate on the Class A-X Certificates (the "Premium Loans") multiplied by the following fraction:

weighted average Net Rate of all related
Premium Loans in that Loan Group minus the designated
rate for the applicable Collateral Group
the certificate interest rate on that class of
Class A-X Certificates.

Principal Only Certificates

The Class A-P Certificates are, and other classes of senior certificates may be, principal only certificates. This means that the investors in a class of Class A-P Certificates will not receive distributions of interest.

The securities administrator will distribute a portion of the principal payments received on each mortgage loan in each related Loan Group that has a Net Rate less than the designated rate for the applicable Collateral Group (the "Discount Loans") to investors in the related class of Class A-P Certificates.

This portion is determined for each Loan Group based on the following fraction as to each related Discount Loan in that Loan Group:

the designated rate for the applicable Collateral Group minus the
Net Rate of such Discount Loan in

that Loan Group
the designated rate for the applicable Collateral Group.

Priority of Principal Distributions

It is possible that, on any particular distribution date, payments from the mortgage loans and principal and interest advances will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some related certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the securities administrator will distribute on each distribution date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see the term sheet and "Description of the Certificates—Priority of Distributions" and "—Distributions of Principal on the Certificates" in this term sheet supplement.

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates.

See "Description of the Certificates—Exchangeable Certificates—Procedures" in this term sheet supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Credit Enhancements

Subordination

If on any distribution date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related senior certificates will receive distributions of interest and principal, as applicable, before the related subordinate certificates are entitled to receive distributions of interest or principal.  The related subordinate certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to those subordinate certificates in their order of seniority. This provides additional security to the related senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other classes of related subordinate certificates with lower numerical class designations.

Shifting Interests

The senior certificates (other than the interest only certificates and the Class A-P Certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans contributing to the related Collateral Groups until the 5th anniversary of the first distribution date. Thereafter, the senior certificates (other than the interest only certificates and the Class A-P Certificates) related to these groups will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans contributing to those groups (subject to certain triggers that would reduce distributions to the related subordinate certificates). This will result in a faster rate of return of principal to the senior certificates (other than the interest only certificates and the Class A-P Certificates) than would occur if the senior certificates and the subordinate certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of senior certificates (other than the Class A-P Certificates) will receive the full amount of principal to which they are entitled. The NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of subordinate certificates on any distribution date is less than the initial subordination level on the closing date for that class of subordinate certificates the most senior class of related subordinate certificates that has not maintained its initial subordination level and each class of related subordinate certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related subordinate certificates. For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see the prospectus supplement and "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the related servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that servicer, and expenses of foreclosure (but not including any subsequent recoveries in respect of that mortgage loan after a loss has been realized. In general, losses will be borne by the most junior class of related subordinate certificates then outstanding.

Because the subordinate certificates represent interests in all of the Collateral Groups in one or more related Loan Groups (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates), the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related Collateral Group, increasing the likelihood that losses experienced in the other related Collateral Groups will be allocated to the senior certificates corresponding to those Collateral Groups.

If the principal balances of all of the related subordinate certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class A-P Certificates) will be allocated to the related classes of senior certificates (other than the related interest only certificates), pro rata based on their outstanding class principal balances, until the total class principal balance of such classes of certificates has been reduced to zero; provided, that losses otherwise allocable to Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balances thereof have been reduced to zero. The Applicable Fraction of each loss on a Discount Loan will be allocated to the related class of Class A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates corresponding to the other related Collateral Groups. As described in greater detail in this term sheet supplement, this "cross-collateralization" among the related Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

•

If the senior certificates relating to one Collateral Group in a Loan Group have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other Collateral Groups in that Loan Group and any other related Loan Groups, if any, before being paid to the related subordinate certificates.

High loss situations:

•

If the total principal amount of the senior certificates relating to one Collateral Group in a Loan Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans contributing to the other Collateral Groups in that Loan Group and any other related Loan Groups otherwise payable to the related subordinate certificates will be paid to those senior certificates.

See "Description of the Certificates—Cross-Collateralization" in this term sheet supplement.

Servicing of the Mortgage Loans

It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related sale and servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.  See "The Servicers" in this term sheet supplement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled monthly payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, on the immediately preceding or next succeeding business day, as specified in the applicable servicing agreement (the "Servicer Remittance Date"), the servicers will remit the Available Distribution Amount to the master servicer, and no later than two business days prior to the distribution date (the "Master Servicer Remittance Date"), the master servicer will remit the available distribution amount to the securities administrator.  Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders (the "Certificate Account") from which the securities administrator will make distributions to the certificateholders on each distribution date.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be required to make a principal and interest advance of its own funds to cover the shortfall. In addition, each servicer will be required to make servicing advances of certain amounts necessary to protect the value of each mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each servicer will be entitled to reimbursement of these advances in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance of principal or interest if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan.

The master servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the master servicing and trust agreement.  These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.  The servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund.  See "Description of the Certificates—Advances" in this term sheet supplement.

Fees of the Master Servicer, Securities Administrator, Trustee and Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account.  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders.  In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it will be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.  The annual trustee fee will be equal to $3,500.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by that servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee for each mortgage loan will be an amount equal to interest at one twelfth of a rate equal to 0.20% (for certain mortgage loans serviced by Countrywide Home Loans Servicing LP), or 0.25% (for the mortgage loans serviced by Countrywide Home Loans Servicing LP pursuant to Goldman Sachs Mortgage Company’s mortgage conduit program, Avelo Mortgage, L.L.C., IndyMac Bank, F.S.B. and PHH Mortgage Corporation) on the stated principal balance of that mortgage loan.

Required Repurchases of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by the related originator are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator will be obligated to repurchase the mortgage loan as further described in this term sheet supplement under "Description of the Certificates—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Optional Purchase of the Mortgage Loans

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of the mortgage loans in that Loan Group or Loan Groups as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in that Loan Group or Loan Groups and all property acquired in respect of any such mortgage loan remaining in the trust fund.  If these mortgage loans and any related property are purchased, the proceeds of the sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

Denominations

The senior certificates (other than the principal only certificates and the interest only certificates) are offered in minimum denominations of $25,000 initial principal balance each and multiples of $1 in excess of $25,000.  The senior subordinate certificates are offered in minimum denominations of $250,000 initial principal balance each and multiples of $1 in excess of $250,000.  Any interest only certificates (other than the Class A-X Certificates) are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000.  Each class of Class A-P and Class A-X Certificates are each offered in the form of a single certificate representing the entire initial class principal balance or notional amount thereof, as applicable.  With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Legal Investment

As of the date of their issuance, the senior certificates and any other classes of certificates rated in one of the top two rating categories by at one least one of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain Legal Investment Aspects" in this term sheet supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You are encouraged to consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this term sheet supplement and in the prospectus, it is expected that the senior certificates and the senior subordinate certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "ERISA Considerations" in this term sheet supplement and in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates will represent one or more REMIC regular interests (exclusive of any right to receive basis risk shortfalls) and will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will represent ownership of the residual interest in each REMIC. Any interest only certificates, principal only certificates and Accrual Certificates will, and other classes of certificates may, be issued with original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Ratings and Dominion Bond Rating Service Limited indicated in the term sheet. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the interest only certificates to fail to recover their initial investments.

The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

A security rating is not a recommendation to buy, sell or hold securities.  Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration.  This may subject the mortgage pool to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage pool than if the mortgage pool were more diversified.

Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time.  Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Prepayments, Defaults and Losses May Negatively Effect Yields on Your Certificates

Mortgagors may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan generally will result in a prepayment on the related certificates.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust fund will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust fund.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

If you purchase a class of Class A-X Certificates and the Premium Loans in a related Loan Group prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase any other class of interest only certificates and the related mortgage loans prepay at a rate that is faster than you anticipate, then your yield may be significantly lower than you anticipate and you may not fully recoup your initial investment.

If you purchase a class of Class A-P Certificates and the Discount Loans in a related Loan Group prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase any other class of principal only certificates and the related mortgage loans prepay at a rate that is slower than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

Certain of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period after the mortgage loan was originated.  A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each originator made certain representations and warranties regarding the mortgage loans it sold to the sponsor.  Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable agreement.  Generally, within 60 to 90 days of the earlier of the discovery by and notice to the applicable originator of any such breach, that originator will be required to cure such breach, and if such breach cannot be cured within the applicable time period after the discovery of such breach, to repurchase that mortgage loan.  Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement.   In addition, it is possible that an originator may not be capable of repurchasing any defective mortgage loans, for financial or other reasons.  The inability of an originator to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the related certificates could occur.

When the aggregate principal balance of the mortgage loans in a Loan Group or in related Loan Groups has been reduced to a specified percentage of that balance as of the cut-off date, the master servicer may purchase all of the mortgage loans in those Loan Groups and the related certificates will be retired.  See "Description of the Certificates—Optional Purchase" in this term sheet supplement.  If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders.  This would have the same effect to the related classes of certificates as if all of the remaining mortgagors related to those Loan Groups had made prepayments in full.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

Because each of the subordinate certificates represents interests in all the mortgage loans in the related Loan Group or Loan Groups, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group within a related Loan Group.  As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the related subordinate certificates to the senior certificates corresponding to the other related Collateral Groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future.  This would probably reduce the value of those certificates.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  Many of the mortgage loans were originated within the one year period prior to their sale to the trust fund.  As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the senior subordinate certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans.  If delinquencies or defaults occur on the related mortgage loans, neither the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the related mortgage loans, you may suffer losses.

Effect of Mortgage Rates and Other Factors on the Certificate Interest Rates of the LIBOR Certificates

The LIBOR Certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins or vary inversely with LIBOR, but are subject to certain limitations.  Those limitations on the certificate interest rates for the LIBOR Certificates are, in part, based on the weighted average of the net interest rates on the mortgage loans, net of certain fees paid from the trust fund.

A variety of factors could limit the certificate interest rates and adversely affect the yield to maturity on the LIBOR Certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust.  As a result of the limit on the certificate interest rates for the LIBOR Certificates, those LIBOR Certificates may accrue less interest than they would accrue if their certificate interest rates were based solely on the one-month LIBOR index plus the specified margins.

The certificate interest rates for the LIBOR Certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust.  Consequently, the limit on the certificate interest rates for the LIBOR Certificates may limit increases in the certificate interest rates for those classes for extended periods in a rising interest rate environment.

If, on any distribution date, the certificate interest rate on a class of LIBOR Certificates is limited by the applicable maximum interest rate cap, a "basis risk shortfall" will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum certificate interest rate over interest calculated at the maximum certificate interest rate.  On any distribution date, the securities administrator will repay any basis risk shortfalls to the extent of amounts received under any interest rate cap agreement available for such purpose and to the extent of amounts available in the basis risk reserve fund as described in this term sheet supplement.  There can be no assurance that such amounts will be sufficient to repay any basis risk shortfalls.  The ratings on the LIBOR Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the certificate interest rates on the related LIBOR Certificates are more likely to be limited.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.  However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer.  Each servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full (and, in certain cases, in part), but only to the extent of either the full amount of the applicable monthly servicing fee or one-half of the applicable monthly servicing fee for the related distribution date.

If a servicer fails to make compensating interest payments or the shortfall exceeds the applicable limit for the related distribution date, there will be fewer funds available for the distribution of interest on the related certificates.  In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from certain partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan).  Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans

The weighted average lives of, and the yields to maturity on the certificates will be progressively more sensitive, in the reverse order of their seniority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the related mortgage loans related to your certificates is higher than those assumed you, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the related mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Losses on the mortgage loans in any Loan Group will be allocated first to the most junior class of related subordinate certificates then outstanding.  If the total class principal balance of the related subordinate certificates has been reduced to zero, all further losses on those mortgage loans will be allocated to the related senior certificates on a pro rata basis; provided, that losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the class principal balance thereof has been reduced to zero.  As a result of such reductions, less interest will accrue on such class or classes of certificates than would otherwise be the case.

In addition, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in a servicer’s performance under the related servicing agreement.

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons.  As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults could increase at least for a period of time.  We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the active duty status of a large number of reservists and members of the National Guard may continue or increase or that the rotations of reservists or members of the National Guard may otherwise activate mortgagors of the mortgage loans in the mortgage pool.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust fund, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated  to the certificates as set forth in the term sheet or prospectus supplement.  None of the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation.  See "Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only

The certificates will not represent an interest in or obligation of the sponsor, the depositor, the sponsor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates.  Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust fund will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the underwriter, the master servicer, the servicers, the securities administrator, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid

The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so.  We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates.  See "Legal Investment" in this term sheet supplement and in the prospectus.

The Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of a Servicer to Perform or Insolvency of a Servicer May Adversely Affect the Yield on the Certificates

The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner.  See "The Servicers" in this term sheet supplement.  If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.

The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to any PAC or TAC Certificates

The planned amortization classes, or PACs, and targeted amortization classes, or TACs, will generally be less affected by the rate of principal prepayments than other classes of certificates.  This is because on each distribution date, these certificates are designed to receive principal distributions according to a schedule to be set forth in the prospectus supplement.  See "Description of the Certificates—Priority of Distributions."  The schedule for the PACs will assume that the rate of prepayments on the related mortgage loans remains between two prepayment rates based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model.  The schedule for the TACs will assume that the rate of prepayments on the related mortgage loans remains at a specific rate based on the Bond Market Association’s Standard Prepayment Assumption Model or other prepayment model.  However, there can be no assurance that the rate of prepayments on the mortgage loans will occur between those rates.  If the mortgage loans prepay at a rate faster or slower than those rates, distributions of principal may no longer be made according to the related schedule.  See "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations—PAC and TAC Certificates."

Weighted Average Lives of the PAC and TAC Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments

Any PAC or TAC support certificates have been designed to stabilize the related PAC or TAC certificates.  As PAC and TAC support certificates, the amount distributable on any distribution date as principal to the class or classes of the PAC or TAC support certificates and the weighted average life of the class or classes of PAC or TAC support certificates will be highly sensitive to prepayments on the mortgage loans contributing to the related Collateral Group.  If principal payments on the mortgage loans contributing to the related Collateral Group fall below a certain level for a distribution date, any PAC or TAC support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to the related Collateral Group exceed a certain level for a distribution date, any PAC or TAC support certificates will be paid in full before the related PAC or TAC certificates. As a result, the amount of principal which PAC and TAC support certificates will receive on any distribution date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral Group. If you are an individual investor you are encouraged to carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions.  See "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations—Support Certificates."

Mortgage Loans with Interest Only Payments Lengthen the Weighted Average Lives of the Certificates and May be Subject to Increased Delinquency and Loss

Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a certain period following the origination of the mortgage loan. Following that period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you are encouraged to consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the accompanying prospectus are defined under the caption “Index of Terms” beginning on page S-134 in this term sheet supplement and under the caption “Index” beginning on page 129 of the accompanying prospectus.  Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST AGREEMENT

The Series 2006-5F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GSMSC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator"), U.S. Bank National Association, as Trustee (the "Trustee"), and JPMorgan Chase Bank, National Association and Deutsche Bank National Trust Company, as Custodians (the "Custodians"). The mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool of conventional fixed rate residential mortgage loans (the “Mortgage Loans”), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the "Certificate Account"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans and (5) all proceeds of the foregoing. In exchange for the Mortgage Loans and other property, the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•

the original principal balance and the scheduled principal balance of such Mortgage Loan as of the close of business on May 1, 2006 (the Cut-Off Date);

•

the maturity date of such Mortgage Loan; and

•

the mortgage interest rate of such Mortgage Loan.

The Trust Fund will also contain other property, including:

•

a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•

any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•

amounts held in the Certificate Account.

Each Custodian will execute and deliver to the Trustee a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the a master custodial agreement.  The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust, GSR 2006-5F.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust, GSR 2006-5F, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.  The Custodians are similarly indemnified pursuant to the master custodial agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the "Mortgage Loans") will consist of conventional fixed-rate, fully amortizing and balloon mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four- family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described in the prospectus and the term sheet.

Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for a certain period after origination will have principal and interest payable on the first day of each month (the "Due Date"). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies.

All of the Mortgage Loans were purchased by Goldman Sachs Mortgage Company ("GSMC") from Countrywide Home Loans, Inc. (“Countrywide Home Loans”), IndyMac Bank, F.S.B. ("IndyMac"), PHH Mortgage Corporation (“PHH Mortgage”) and certain other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the "Conduit Program") (each of such entities, together with Countrywide Home Loans,  IndyMac and PHH Mortgage, a "Loan Seller") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Servicing, such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Countrywide Servicing pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements, seller’s warranty agreements and master loan purchase agreements, a "Sale and Servicing Agreement" and together, the "Sale and Servicing Agreements").  Each Loan Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "—Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans.  Each Sale and Servicing Agreement will be assigned to the Trustee insofar as it relates to the related Mortgage Loans.

The Goldman Sachs Mortgage Conduit Program

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its "full" documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

Full Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	90%	90%
680	100	100	95	95	90	90
640	100	100	90	90	90	90
620	100	100	90	90	85	90
600	100	100	90	90	85	90
580	90	95	90	90	80	90
560	90	95	85	90	75	90
540	85	95	N/A(2)	N/A(2)	N/A(2)	N/A(2)

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)

Not applicable.

Reduced Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	85%	90%
680	100	100	90	90	85	90
640	100	100	90	90	80	90
620	95	95	85	90	75	90
600	90	90	85	90	75	90
580	90	90	80	90	75	90
560	85	90	80	80	75	90
540	80	90	N/A(2)	N/A(2)	N/A(2)	N/A(2)

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)

Not applicable.

Stated Income / Stated Income Stated Asset Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	90%	90%	85%	90%
680	100	100	90	90	80	90
640	90	100	85	90	80	90
620	85	90	80	90	75	90
600	85	90	80	90	70	90
580	80	90	75	90	70	90
560	75	90	65	90	60	90

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

No Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	95%	95%	85%	85%	80%	80%
680	90	90	85	85	75	75
660	85	85	80	80	70	70

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Countrywide Home Loans’ Underwriting Guidelines

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•

in the case of a purchase, the lesser of the selling price of the related mortgaged property or its appraised value at the time of sale or

•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

If the borrower is refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, and that existing mortgage loan meets the delinquency criteria set forth in the applicable servicing agreement, then with respect to the refinanced mortgage loan,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See “Countrywide Underwriting Guidelines—Underwriting Standards—General” in this term sheet supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).  Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest only 3/1 Mortgage Loan or 3/27 Mortgage Loan or an interest only or fully amortizing 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, Countrywide Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.  This program is limited to borrowers with excellent credit histories.  Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is 95%.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

IndyMac Underwriting Guidelines

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211.  IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.  The business now operated by IndyMac Bank began in 1993.  On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.  During calendar years 2003. 2004 and 2005, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion and $60.8 billion respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit.  IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct:  Mortgage loans initiated through direct contact with the borrower.  This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit:  IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience.  Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions.  Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA.  Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify.  Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers:  traditional underwriting and Electronic Mortgage Information and Transaction System (“e-MITS”) underwriting.  E-MITS is an automated, internet-based underwriting and risk-based pricing system.  IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions.  IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral.  Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s “FICO Credit Score”, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores.  In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan.  A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories.  In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments.  In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.  After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies.  In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank purchases loans that have been originated under one of seven documentation programs:  Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms.  Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income.  Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief.  Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program).  Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment.  If applicable, written verification of a borrower’s assets is required under this program.

The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income.  Information regarding a borrower’s assets, if applicable, is verified through written communications.  Information regarding income is not verified and employment verification may not be written.

The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.  The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.  Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions.  Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied.  Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice.  The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.  In some cases, an automated valuation model (“AVM”) may be used in lieu of an appraisal.  AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property.  The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination.  Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis.  Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines.  Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.

Prior Approval Program.  Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel.  Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

2.

Preferred Delegated Underwriting Program.  Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information.  The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth.  Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies.  Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions.  IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting.  A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller’s underwriting guidelines.  IndyMac Bank reviews each seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank.  Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used.  In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist.  Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

PHH Mortgage Underwriting Guidelines

PHH Mortgage Corporation (“PHH Mortgage”), a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.  PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands.  PHH Mortgage’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans.  PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered.  It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable.  It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation.  Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005.  In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt.  Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH Mortgage is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities.  Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans.  As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries.  Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island.  PHH Mortgage offers mortgages through the following platforms:

Teleservices.  Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In® ), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH Mortgage and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing.  Mortgage consultants are not involved in the process once the loan is referred to a loan processor.  The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.  Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage.  The web interface contains educational materials, rate quotes and a full mortgage application.  This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM.  In addition, PHH Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999.  Applications from online customers are processed via PHH Mortgage’s teleservices platform.

Field Sales Professionals.  Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island.  These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer.  Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan.  The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases.  This platform is also known as the wholesale/correspondent platform.  PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks.  These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.  PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale.  PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent.  PHH Mortgage purchases closed loans.  One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH Mortgage has been an originator of mortgage loans since 1978 and has originated prime fixed-rate mortgage loans since 1978.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan production as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	139,973	$ 32,283
Government(2)	23,048	3,032	11,105	1,494	4,390	610
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	31,692	3,602
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	176,055	$ 36,495

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

 PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH Mortgage’s products currently consist of:

•

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

•

first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit	PHH Mortgage

PHH Mortgage’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets.  They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market.  They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs.  The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage.  From time to time, exceptions to PHH Mortgage’s underwriting policies may be made.  Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH Mortgage’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made.  As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.  Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines.  These systems are used in conjunction with PHH Mortgage’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant’s credit history and outstanding debts, as reported on the credit report.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH Mortgage verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

Except as described below, PHH Mortgage also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this term sheet supplement.  The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.  In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction).  In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained.  Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans.  Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property.  PHH Mortgage also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval process permitting less documentation.  These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  See “Other Documentation Standards” below.

PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage.  In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans.  See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.  However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

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to meet the borrower’s monthly obligation on the proposed mortgage loan and

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to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income.  Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

PHH Mortgage’s guidelines for verifying an applicant’s income and employment are generally as follows:

•

for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business.  Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

•

for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules.  In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any.  Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan.  During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan.  Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount.  For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan.  The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan.  For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio.  Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts.  Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower.  The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock.  PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness.  A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs.  If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.  The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan.  Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

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no income disclosure with no verification of income required;

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debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

•

income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

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the loan is made to the individual applicant, secured by a mortgage or deed of trust  from the entity; or

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the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

•

the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant.  These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States.  In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs.  PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH Mortgage originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.  Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions.  Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage.  The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of May 1, 2006, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to the applicable Custodian, in accordance with the assignment agreements between the Depositor and the Trustee.  Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodians will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale Agreements generally provide that if a document that should have been delivered to a Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. Such Loan Seller must deliver the missing document or cure the defect within 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180 days or more from the date the defect is discovered.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trustee, on behalf of the certificateholders, for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the related Sale Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by it.  In connection with the transfer of the Mortgage Loans to the Trustee, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale Agreements, including the benefit of the representations and warranties therein. The following is a general summary of certain representations and warranties made by the related Loan Seller as of the date that it sold the related Mortgage Loans (unless otherwise noted) as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans.

(i.)

Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable agreement is true and correct in all material respects as of the relevant cutoff date;

(ii.)

Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and substantially all of the Mortgage Loans have not had a Mortgage Loan payment thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

(iii.)

No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

(iv.)

Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the Mortgage Loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the Mortgage Loan schedule to the relevant agreement;

(v.)

No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi.)

No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii.)

Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii.)

No Fraud.  All the documents executed in connection with the Mortgage Loan including, but not limited to, the mortgage note and the Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

(ix.)

Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage Loans;

(x.)

Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development or a townhouse or a share issued by a cooperative housing corporation; provided, however, that any condominium project or planned unit development generally conforms with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling; provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

(xi.)

Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

(xii.)

Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xiii.)

Ownership. The Loan Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xiv.)

Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the Mortgage Loan are (or, during the period in which it held its interest, were) in compliance with (1) all applicable state licensing requirements of the laws of the state where the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or operating subsidiaries thereof), or (5) not doing business in such state;

(xv.)

Title Insurance. Each Mortgage Loan is covered by a lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xvi.)

No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title insurance policy;

(xvii.)

Location of Improvements.  No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

(xviii.)

Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xix.)

Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

(xx.)

No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xxi.)

Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xxii.)

Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made.  All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law.  No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

(xxiii.)

Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxiv.)

Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

(xxv.)

Balloon Payments, Graduated Payments, Contingent Interest Payments or other Exception Loans.  Except with respect to a portion of Mortgage Loans to be disclosed in the prospectus supplement, no Mortgage Loan is a balloon mortgage loan.  No Mortgage Loan is a graduated payment mortgage loan, and no Mortgage Loan has a shared appreciation or other contingent interest feature;

(xxvi.)

No Defaults.  Except for certain mortgage loans to be disclosed in the prospectus supplement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

(xxvii.)

Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid.  Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxviii.)

No Bankruptcy.  To the best of the applicable Loan Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the Closing Date;

(xxix.)

Underwriting Guidelines.  The Mortgage Loans were underwritten in accordance with the Loan Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxx.)

No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxxi.)

Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxxii.)

No Condemnation.  To the best of the related Loan Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(xxxiii.)

The Appraisal. The Mortgage Loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or Freddie Mac, as applicable;

(xxxiv.)

Servicemembers Civil Relief Act. The Loan Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

(xxxv.)

Terms of the Loans.  The mortgage note does not permit negative amortization;

(xxxvi.)

HOEPA.  No Mortgage Loan is identified as a "high cost" or "predatory" mortgage loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a "high cost" mortgage loan under any applicable federal or state laws;

(xxxvii.)

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxviii.)

No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller’s knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property;

(xxxix.)

Interest Calculation.  Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xl.)

Acceptable Investment.  The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent (with respect to substantially all of the Mortgage Loans), or adversely affect the value or marketability of the Mortgage Loan;

(xli.)

Complete Mortgage File. With respect to each Mortgage Loan, the Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

(xlii.)

No Buydowns.  No Mortgage Loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the mortgagor or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown Mortgage Loans, (i) on or before the date of origination of such Mortgage Loan, the company and the mortgagor, or the company, the mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement.  The buydown agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such Mortgage Loan.  The temporary Buydown Funds enable the mortgagor to qualify for the buydown Mortgage Loan.  The effective interest rate of a buydown Mortgage Loan if less than the interest rate set forth in the related mortgage note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related mortgage note.  The buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the Mortgage and mortgage note reflect the permanent payment terms rather than the payment terms of the buydown agreement.  The buydown agreement provides for the payment by the mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available.  The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the mortgagor unless the mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

(xliii.)

Consolidation of Future Advances. Any future advances on the Mortgage Loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xliv.)

Acceleration Provision.  Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xlv.)

Regarding the Mortgagor: The mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts.  In the event that the mortgagor is a trustee, the mortgagor is a natural person; and

(xlvi.)

Predatory Lending.  No Mortgage Loan is a "high cost" or "covered" loan, as applicable, as each such term is defined in the Standard & Poor’s LEVELS Glossary, as may be in effect from time to time, or applicable state law and no loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund.  The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law.  None of the Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another Mortgage Loan for a Mortgage Loan as to which a breach has occurred.  The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.  GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the relevant Loan Seller, and losses occur on such Mortgage Loan, such losses will be allocated to the certificates as described under "Credit Enhancements—Subordination" in this term sheet supplement.

None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodians nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a Mortgage Loan if the related Loan Seller or the related Servicer, as the case may be, defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above.  GSMC will make the foregoing representations and warranties only for the period during which it held the Mortgage Loans and will not have any obligation to repurchase a Mortgage Loan in respect of a breach of a representation and warranty occurring during any other period.

GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed-rate mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2006-5F.”  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement.  Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans, Inc.

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200605.

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

IndyMac Bank, F.S.B.

Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/.  On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date of this term sheet supplement.  Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this term sheet supplement.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.  An investor seeking to review static pool data only on fixed rate mortgage loans may chose the "RAST" option under "Deal Category" and “Static” under “Report Type.”

The information available on the foregoing website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor").  GSMC is the parent of the Depositor and an affiliate of the Underwriter.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001.  The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion

For additional information on the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The depositor (the "Depositor") is GS Mortgage Securities Corp., a Delaware corporation.  The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter.  The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2006-5F, the issuing entity, will be formed on the Closing Date pursuant to the Trust Agreement.  The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates.  The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

THE TRUSTEE

U.S. Bank General

U.S. Bank National Association ("U.S. Bank") will act as Trustee under the Trust Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005.  As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operates 2,419 branch offices in 24 states and has over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, Third Floor, Boston, Massachusetts 02110.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2005, U.S. Bank was acting as trustee with respect to approximately 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005 U.S. Bank (and its affiliate U.S. Trust Bank National Association) was acting as trustee on 575 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. ("Wells Fargo") will act as Securities Administrator under the Trust Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Trust Agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of March 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

THE MASTER SERVICER

General

Wells Fargo acts as Master Servicer pursuant to the Trust Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting Servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of March 31, 2006, Wells Fargo was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "Master Servicing Fee").  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders.  In the event the Master Servicer assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (a) the Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances, and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (c) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "—Indemnification and Third Party Claims," and (d) any other amounts it is entitled to receive under the terms of the Trust Agreement.  The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer shall pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer.  To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement.  It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification shall survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement.  The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement.  The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Trust Fund will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trust, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (a) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (b) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.  Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "—Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor.  No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer appointed by the Securities Administrator shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer:  (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer as successor servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any affiliate, or any director or employee thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

As set forth in the Trust Agreement, on a date preceding the applicable Distribution Date, each Servicer and the Master Servicer are required to deliver to the Securities Administrator a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates—Distributions of Interest on the Certificates" and "—Distributions of Principal on the Certificates" in this term sheet supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Securities Administrator.  In addition, each Servicer and the Master Servicer will be required to deliver to the Securities Administrator and the Depositor certain monthly reports relating to the Mortgage Loans and the mortgaged properties.  The Securities Administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor Master Servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.  To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed by the Trust for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

The Mortgage Loans will initially be serviced by Avelo Mortgage, L.L.C. ("Avelo"), Countrywide Servicing, IndyMac, PHH Mortgage and various other mortgage loan servicers (each, a "Servicer" and, collectively, the "Servicers").

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, either because, with respect to the Mortgage Loans acquired through the Conduit Program, the party that owns the related servicing rights (which is currently GSMC) elects to effect such a transfer or, with respect to all of the Mortgage Loans, as a result of the occurrence of unremedied Events of Default (as defined herein).  Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of Avelo, Countrywide Servicing, IndyMac and PHH Mortgage is summarized below.

Avelo Mortgage, L.L.C.

General

Avelo will be required to service the mortgage loans in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement.  Avelo has provided the information below.

History

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE:  GS).  Avelo is an affiliate of the Depositor and the Sponsor.  Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.  Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product.  In addition to conventional products, Avelo also services interest-only products and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system.  It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans.  The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers.  Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online.  Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail.  This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs.  Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower.  The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process.  Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws.  The foreclosure process and local counsel are monitored for compliance and performance.  Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans.  Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then.  As of April 30, 2006, Avelo is servicing approximately $1,245,075,000 of mortgage loans.

Avelo Rating Information

Avelo is in the process of obtaining ratings from S&P, Fitch, and Moody’s.  In addition, Avelo is an approved Freddie Mac servicer and is in the process of obtaining approval to become a Fannie Mae servicer.

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures.  Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Three Months Ended March 31,

	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 32,068
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 48,204
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 2,878
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 11,063
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 9,205
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 103,418
Average Loan Amount	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 183,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	50%

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(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

IndyMac Bank, F.S.B.

IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998.  As of the date of this term sheet supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and subprime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a master servicer and special servicer.

IndyMac Bank will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms set forth in the applicable Sale and Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by IndyMac Bank for itself or others.  IndyMac Bank has agreed to represent and protect the interest of the trustee in the Mortgage Loans serviced by IndyMac Bank in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan serviced by IndyMac Bank.  As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $31.65 billion, $45.10 billion and $76.33 billion, respectively, in conventional mortgage loans.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise.  Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer.

PHH Mortgage Corporation

A description of the duties PHH Mortgage under the related Sale and Servicing Agreement, including PHH Mortgage’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found in “The Servicers—Collection and Other Servicing Procedures,” “—Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans,” “Description of the Certificates—Advances” and “—Collection Accounts, Master Servicer Account and Certificate Account” in this term sheet supplement.

PHH Mortgage has been servicing residential mortgage loans since 1978.  The following table describes size, composition and growth of PHH Mortgage’s total residential mortgage loan servicing portfolio as of the periods ended indicated below.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$ 133,816	801,315	$ 135,713
Government(2)	87,420	8,908	77,591	7,978	67,792	6,954
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	96,818	4,246
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$ 145,716	965,925	$ 146,913

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH Mortgage has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date.  Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible.  All mortgage loans are scored using one of the two standard industry behavioral scoring models.  These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan.  PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer.  In addition, inbound calls handled by PHH Mortgage’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent.  Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage’s collections department’s system.  PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency.  The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted.  Once all mortgage loans have had an attempt, they are recycled for additional attempts.  Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date.   While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon.  In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC.  Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage.  Employees of First American are located at PHH Mortgage’s premises and First American’s premises.  First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc.  Pursuant to that agreement, ICT provides inbound customer service telephone response services.  On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation.  Pursuant to that agreement, WEST provides inbound customer service telephone response services.  Combined, ICT and WEST handle an average of 80,000 monthly inbound calls.  This represents approximately 60% of PHH Mortgage’s total monthly inbound customer service calls.  ICT’s operations are located in Amherst, New York.  WEST’s operations are located in Spokane, Washington.

In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology.  This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame.  As of December 2005, approximately 55% of PHH Mortgage’s first lien mortgage loan portfolio and approximately 82% of PHH Mortgage’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH Mortgage’s servicing policies or procedures.

PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.  PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.  PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

8-K Filing of March 1, 2006.  In a Form 8-K that it filed with the Securities and Exchange Commission ("SEC") on March 1, 2006, PHH Corporation ("PHH") reported that, it issued a press release indicating that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005 ("Form 10-K") because it has not yet finalized its financial statements for the fourth quarter and fiscal year 2005 and PHH's independent auditors have not yet completed their audit of PHH's 2005 financial statements. In that press release, PHH stated that it is working diligently to complete the Form 10-K but is unable to provide an expected date for the filing of the Form 10-K.

As previously reported in its filings with the SEC, on February 1, 2005, PHH began operating as an independent, publicly-traded company pursuant to a spin-off ("Spin-Off") from Cendant Corporation ("Cendant"). Prior to the Spin-Off from Cendant, PHH underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by PHH and its independent auditors as part of the on-going audit of PHH's 2005 financial statements. As part of this review, on February 28, 2006, PHH determined that it expects that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles.  The finalization of PHH's 2005 financial statements and the audit thereof have also required that PHH obtain documentation from Cendant, which continues to be cooperative with PHH.

As reported by PHH in its filings with the SEC, among the matters being reviewed and that have delayed the completion of the audit of its 2005 financial statements are the documentation and analysis of the following accounting matters: (i) the allocation and valuation of certain Spin-Off deferred tax assets approximating $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage which commenced operations in October 2005 ("Mortgage Venture"), in its consolidated financial statements; (v) the proper tax classification and resulting tax implications of derivatives, hedges and swaps used in PHH's business; (vi) the appropriateness of state tax effective rates included in PHH's income tax provision; and (vii) the appropriateness of not recording federal income tax reserves associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off.

The Spin-Off required the allocation and valuation of tax attributes to PHH's post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. PHH is performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. PHH's current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, PHH is evaluating the probability of ongoing realizability of these tax assets by PHH. PHH expects that the foregoing analysis may result in taking an impairment against its deferred tax assets and a charge to its net income during 2005 of as much as $50 million.

As PHH reported in its filings with the SEC, PHH is in the process of reviewing documentation and reevaluating the analysis of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded. PHH expects that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million.  A goodwill impairment charge in the amount of $239 million was taken in the first quarter of 2005 as a result of PHH's analysis of goodwill following the Spin-Off. This goodwill and other intangible amounts related to PHH's Fleet Management Services segment resulted principally from its acquisition in March 2001 of the 82.2% of Avis Group Holdings, Inc. that Cendant did not already own. Through this acquisition, PHH acquired a portion of the fleet management business PHH had previously sold to Avis in June 1999. PHH is currently obtaining additional documentation from Cendant and evaluating the allocation of goodwill and establishment of intangibles and the subsequent reallocation of goodwill completed prior to the Spin-Off.

PHH has reported that it is also evaluating a consolidation issue involving the Mortgage Venture under the Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities." PHH is in the process of analyzing the appropriateness of consolidating the financial statements of the Mortgage Venture, which commenced operations in October 2005, in its consolidated financial statements. If PHH determines that the Mortgage Venture should not be consolidated in its consolidated financial statements, the Mortgage Venture will be presented on the equity method of accounting in PHH's consolidated financial statements.

Matters identified at this stage are necessarily preliminary and subject to change. As PHH continues the process of evaluating the above accounting issues and completing the audit of its 2005 financial statements and Form 10-K, PHH may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of PHH's financial statements.

PHH has notified the New York Stock Exchange ("NYSE") that it does not expect to meet the March 16, 2006 deadline to file its Form 10-K. PHH further notified the NYSE that it anticipates filing a Form 12b-25 Notification of Late Filing with the SEC and that PHH is unable to provide an expected date for the filing of the Form 10-K. Under applicable SEC rules, if PHH files the Form 10-K by March 31, 2006, the Form 10-K would be deemed timely filed. If PHH is able to meet this extended deadline, it believes it would be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of PHH's 2005 fiscal year end.

On March 1, 2006, PHH announced that its Board of Directors had appointed Mr. Clair M. Raubenstine as its Executive Vice President and Chief Financial Officer. This appointment was effective on February 23, 2006. Mr. Raubenstine will serve as PHH's principal financial and accounting officer. As reported in its filings with the SEC, the Board determined that PHH would be best served by having a Chief Financial Officer with extensive public company accounting experience. Mr. Raubenstine assumed the role of Chief Financial Officer from Mr. Neil J. Cashen, formerly PHH's Executive Vice President and Chief Financial Officer. Mr. Cashen will continue serving PHH as Senior Vice President, Strategic Planning and Investor Relations.

Because PHH will delay the filing of its Form 10-K, the fiduciaries of the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, "401(k) Plans") determined to temporarily suspend future purchases of PHH common stock pursuant to the 401(k) Plans. The suspension began at 6:00 PM (Eastern Standard Time) on March 1, 2006 and it is anticipated that the suspension will end when PHH files its Form 10-K ("Blackout period"). As a result, pursuant to Regulation BTR, on March 1, 2006, PHH sent notices to its directors and executive officers notifying them that, until the end of the Blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any shares of PHH common stock or any other equity security of PHH to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.

As reported in its filings with the SEC, PHH believes it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, PHH's financial statements or the financial statements of PHH's Mortgage Services segment. PHH has discussed the matters described herein with the principal lenders and trustees under PHH's revolving credit facilities and various other financing agreements and will seek to obtain any necessary covenant waivers from such parties as a result of these matters. There can be no assurance that any required waivers will be received on a timely basis and failure to obtain waivers could be material and adverse to PHH's business, liquidity and financial condition. Under PHH's revolving credit facilities and certain other financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH has reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH has reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and its ability to incur additional indebtedness could be restricted.

PHH's senior debt credit ratings from Moody's, Standard & Poor's and Fitch are Baa3, BBB and A-, respectively. PHH's short-term debt credit ratings from Moody's, Standard & Poor's and Fitch are P-3, A-2 and F-2, respectively. Any inability to timely file PHH's Form 10-K or any of the underlying reasons causing the delay in the filing of PHH's Form 10-K, could also cause PHH to be placed on "credit watch" and/or cause PHH's credit ratings to be lowered. These events could cause PHH's access to the public corporate debt markets to be severely limited. In the event of a ratings downgrade below investment grade, PHH may be required to rely upon alternative sources of financing, such as bank lines and private debt placements (secured and unsecured). A drop in PHH's credit ratings could also increase PHH's cost of borrowing under its revolving credit facilities and various other financing arrangements. Furthermore, PHH may be unable to retain all of its existing bank credit commitments beyond the then existing maturity dates. As a consequence, PHH's cost of financing could rise significantly.  On March 1, 2006, Fitch placed PHH senior debt and short-term debt on "Rating Watch Negative."

As part of PHH's diversified funding strategy, PHH also relies on the asset-backed debt markets where it funds the majority of its operating activities. In particular, the majority of PHH's mortgages held for sale and vehicles and related assets are funded in these markets. Because this debt is secured by the underlying assets, factors impacting PHH's access to this market are more dependent upon, among other things, the performance and quality of the underlying assets and the levels of over-collateralization supporting the assets rather than PHH's unsecured debt ratings. As a result, PHH's asset-backed debt generally has higher credit ratings and provides broader and lower cost access to the funding markets. PHH does not anticipate that its inability to timely file its Form 10-K or any of the underlying reasons causing the delay in the filing of the Form 10-K, will have a material adverse impact on its access to these markets.

As PHH disclosed in a Form 8-K that it filed on February 9, 2006, Chesapeake Funding LLC ("Chesapeake"), a wholly-owned subsidiary of PHH, provided notice of its intention to redeem all of its floating rate callable asset-backed notes ("Term Notes") with an aggregate outstanding principal balance of approximately $1.2 billion as of February 9, 2006. In addition, Chesapeake announced its intention to redeem its senior preferred membership interests, which totaled $398 million as of February 9, 2006 and are held by Terrapin Funding LLC ("Terrapin"), a related third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes ("Investor Notes") with an aggregate outstanding principal balance of approximately $368 million as of February 9, 2006.

PHH has reported that Chesapeake has obtained commitment letters ("Commitments") from multi-seller conduits ("Facility"), which are in excess of the anticipated redemption amounts described above. Any inability to file PHH's Form 10-K on a timely basis, or any of the underlying reasons causing the delay in the filing of the Form 10-K, could also cause one or more of PHH's lenders to withdraw their Commitments which could prevent Chesapeake from completing the scheduled redemption of the Term Notes and the PMIs and, in turn, prevent Terrapin from completing the scheduled redemption of the Investor Notes. Any such failure to complete the scheduled redemptions of the Term Notes, PMIs and Investor Notes could result in an amortization event under the Chesapeake financing facilities and prevent incremental funding of new vehicle purchases through Chesapeake. In such an event, PHH would have to place greater reliance upon its unsecured funding sources. PHH has reported that it has had discussions with the group of lenders regarding their Commitments and, at this time, believes the Facility will close as scheduled. However, there can be no assurance that the Facility will be closed or that the redemption transactions described above will occur as scheduled, or at all.

As PHH has continued to work toward concluding the process of assessing its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, PHH has identified a number of control deficiencies. PHH has reported that it expects that some of these control deficiencies will be classified as material weaknesses and that others may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

As a result of management's ongoing efforts to complete its assessment of PHH's internal controls over financial reporting and in anticipation that certain significant deficiencies will be classified as material weaknesses by management and in PHH's independent auditor's internal control attestation report, PHH has reported that it believes that it will need to continue to implement changes in its internal control over financial reporting. Further, as management and PHH's independent auditor's finalize evaluations, PHH has reported that it plans to remediate promptly any material weaknesses or other control deficiencies that may be identified.

8-K Filing of March 13, 2006.  In a Form 8-K that it filed with the SEC on March 13, 2006, PHH reported that, as disclosed in its reports on Form 8-K filed on February 9, 2006 and March 1, 2006, Chesapeake obtained $3.7 billion in commitments from multi-seller commercial paper conduits and banks which allowed for the redemption of certain outstanding notes as described more fully below and for the restructuring and refinancing as described below.  This refinancing was effected, in part, through Chesapeake's execution of the following agreements: (i) the Base Indenture (the "Base Indenture"), dated as of March 7, 2006, between Chesapeake, as issuer, and JPMorgan Chase Bank, N.A. ("JPMorgan"), as indenture trustee, (ii) the Series 2006-1 Supplement (the "Series 2006-1 Supplement"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC ("PHH Arval"), a wholly-owned subsidiary of PHH, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $2.7 billion aggregate principal amount of its Series 2006-1 Asset Backed Variable Funding Investor Notes (the "Series 2006-1 Notes") and (iii) the Series 2006-2 Supplement (the "Series 2006-2 Supplement" and together with the Series 2006-1 Supplement, the "2006 Supplements"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduits purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $1 billion aggregate principal amount of its Series 2006-2 Asset Backed Variable Funding Investor Notes (the "Series 2006-2 Notes").

The Base Indenture provides for the issuance from time to time of one or more series of asset backed investor notes that are collateralized by leased vehicles, the related lease agreements and certain other related assets, in each case originated by PHH Arval in its fleet operations.  The 2006 Supplements provide for the issuance of the Series 2006-1 Notes and the Series 2006-2 Notes, respectively.  Both the Series 2006-1 Notes and the Series 2006-2 Notes are scheduled to mature on March 6, 2007, subject to extension pursuant to the terms of the respective Supplement.  The Series 2006-1 Notes and Series 2006-2 Notes bear interest at variable rates payable monthly.

PHH reported that on March 7, 2006, Chesapeake made an aggregate drawing of $3.35 billion under the Series 2006-1 Notes and the Series 2006-2 Notes, which was used to redeem the Old Notes and Investor Notes as described more fully below.  The remaining undrawn capacity under the Series 2006-1 Notes of $350 million is available to provide incremental funding for PHH's domestic vehicle financing needs.

In the March 13, 2006 Form 8-K, PHH stated that the Base Indenture contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  An event of default may occur under the Base Indenture if Chesapeake fails to pay interest and principal when due, fails to observe or perform any covenant or agreement in the Base Indenture, becomes taxable as a corporation for federal income tax purposes, qualifies as an "investment company" within the meaning of the Investment Company Act of 1940 or becomes insolvent.  An event of default may result in the acceleration of the maturity requiring the immediate payment of the unpaid principal amount together with accrued and unpaid interest.  Chesapeake has the option to repurchase the Series 2006-1 Notes and the Series 2006-2 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance.  This description is not complete and is qualified by reference to the full text of each agreement, which are filed as Exhibits to the Form 8-K.

In the March 13, 2006 Form 8-K, PHH stated that the restructuring of Chesapeake's financing arrangements also allowed for the implementation of a like-kind exchange program ("LKE Program") in accordance with Section 1.1031(k)-1(g) of the Treasury Department regulations under Title 26 of the Code of Federal Regulations.  In order to meet the requirements of the LKE Program, PHH engaged a third-party qualified intermediary, PHH Funding, LLC ("PHH Funding"), to administer, among other things, certain aspects of the distribution of proceeds from the sale of vehicles to the acquisition of new vehicles.  The mechanics of the application of such proceeds and other duties of PHH Funding are set forth in the Master Exchange Agreement, dated as of March 7, 2006, between PHH Funding, Chesapeake Finance Holdings LLC, a wholly-owned subsidiary of PHH, and D.L. Peterson Trust.  This description is not complete and is qualified by reference to the full text of the agreement, which is filed as an Exhibit to the Form 8-K.

PHH reported that on March 7, 2006, the wholly-owned subsidiary of PHH formerly known as Chesapeake Funding LLC changed its name to Chesapeake Finance Holdings LLC (the "Prior Issuer") and redeemed all of its floating rate callable asset backed notes (the "Term Notes") with an aggregate outstanding principal balance of $1.1 billion.  PHH reported that the Prior Issuer also provided notice and redeemed all of its outstanding variable funding asset backed notes ("VFNs" and together with the Term Notes, the "Old Notes") with an aggregate outstanding principal balance of $1.7 billion.  In addition, PHH reported that the Prior Issuer redeemed its senior preferred membership interests (the "PMIs"), which totaled $398 million and were held by Terrapin.  The proceeds from the redemption of these PMIs were used by Terrapin to redeem all of its floating rate asset backed investor notes (the "Investor Notes") with an aggregate outstanding principal balance of $367 million.

In the March 13, 2006 Form 8-K, PHH stated that following the redemption of the Old Notes and Investor Notes, the Prior Issuer terminated the following agreements, effective March 7, 2006: Base Indenture (the "Old Base Indenture"), dated as of June 30, 1999, as amended, between the Prior Issuer and The Chase Manhattan Bank ("Chase"), now known as JPMorgan, as indenture trustee; Series 1999-3 Indenture Supplement, dated as of October 28, 1999, among the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2001-1 Indenture Supplement, dated as of October 21, 2001, between the Prior Issuer and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2002-1 Indenture Supplement, dated as of June 10, 2002, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-1 Indenture Supplement, dated as of August 14, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-2 Indenture Supplement, dated as of November 19, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2004-1 Indenture Supplement, dated as of July 29, 2004, between the Prior Issuer and JPMorgan, as indenture trustee, to the Base Indenture; and Series 2005-1 Indenture Supplement, dated as of July 15, 2005, between the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and JPMorgan, as indenture trustee, to the Old Base Indenture.

8-K Filing of March 17, 2006.  In its Form 8-K filed on March 17, 2006 and in its Form 12b-25 Notification of Late Filing filed on March 17, 2006, PHH disclosed that it determined that it would need to delay the filing of its Form 10-K beyond March 31, 2006.  PHH reported that it was working diligently to complete the Form 10-K but was unable at that time to provide an expected date for the filing of the Form 10-K.

PHH reported in the Form 8-K filed on March 17, 2006 that in connection with the on-going preparation of its 2005 financial statements, it is reviewing its accounting treatment for transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off and has identified a number of accounting matters requiring additional review, including but not limited to the following: (i) the allocation and valuation of certain Spin-Off deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards, which it reported that it expects may result in recording valuation allowances against these deferred tax assets and a charge to its net income during 2005 of between $25 million and $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded, which PHH reported that it expects may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, in PHH's consolidated financial statements; (v) the proper tax classification of derivatives, hedges and swaps used in its business, which may result in a charge to net income during 2005 of an amount it reported that it does not expect to exceed $5 million; and (vi) the appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which it reported that it expects may result in the creation of a reserve and/or valuation allowance and a charge to its net income during 2005.  PHH reported that since the filing of the March 1, 2006 Form 8-K, it has resolved the appropriateness of state tax effective rates included in PHH's income tax provision which it reported will result in a charge of approximately $5 million to its net income during 2005.

PHH reported that because its assessment and the preparation of its 2005 financial statements continues, at this time, it is unable to present its results of operations for fiscal 2005 or provide an estimate of its expected net loss for 2005, primarily related to charges associated with the Spin-Off, or an estimate comparing its expected net loss for 2005 to the net income it reported for the year ended December 31, 2004. The accounting matters identified at this stage as well as the potential impact of these matters on its financial statements remain preliminary and are subject to change and it is unable at this time to estimate the potential impact of a number of items.

PHH reported that as it continues the process of evaluating the abovementioned accounting issues and completing the preparation of its 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements. As disclosed in the Form 8-K filed on March 1, 2006 and in the Form 8-K filed on March 17, 2006, PHH reported that it expects that a material charge for impairment associated with certain of the assets described above may be required under generally accepted accounting principles.

PHH reported that it continues to believe it has adequate liquidity to fund its operating cash needs.  PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, its financial statements or the financial statements of PHH's Mortgage Services segment.  PHH reported that it has discussed the aforementioned accounting matters with its principal lenders and trustees under its revolving credit facilities and various other financing agreements.  PHH reported that on March 17, 2006, it obtained waivers under both its $1.3 billion Three Year Competitive Advance and Revolving Credit Agreement and its Bishop's Gate mortgage warehouse asset-backed debt program which permit PHH to delay the delivery of its 2005 audited financial statements to the various lenders under those instruments until June 15, 2006 and waive certain other potential breaches of covenants under those instruments.

PHH reported that it will continue to seek similar waivers from such other financial institution parties as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any additional required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it has already obtained as described above, will extend for a sufficient period of time to avoid an event of default. Moreover, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition.  Under certain of its financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default.  PHH reported that it currently has no reason to expect that any such notices will be given.  However, if one or more notices of default were to be given, PHH reported that it believes it would have various periods in which to cure such events of default.  If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and PHH's ability to incur additional indebtedness could be restricted.

Since PHH was unable to file its Form 10-K by the March 16, 2006 deadline, and it will be unable to file its Form 10-K by the extended deadline of March 31, 2006, starting March 17, 2006, PHH reported that its active Form S-3 short-form registration statement may no longer be used to issue its securities.  Upon the filing of PHH's Form 10-K and assuming no other eligibility issues affect PHH's status to issue securities, PHH stated that it will be deemed current under SEC rules and regulations, but not timely.  Therefore due to PHH's lack of timeliness, PHH stated that it will be ineligible to continue utilizing its short-form registration statement on Form S-3 to issue its securities.  Should PHH desire to engage in a public offering of its securities, or a private placement of its securities followed by the registration of the resale of such securities, PHH stated that any new registration statements for such offerings of its securities will be required to be filed on Form S-1 until PHH has been timely in its filings for at least twelve months prior to the date PHH files the new registration statement.  PHH reported that this may make it more difficult for it to raise equity or debt financing.  Further, although PHH's Form S-8 registration statement does not hold the same timeliness requirement, it does require PHH's reporting to be deemed current.  Until PHH files its Form 10-K, it will be unable to utilize its Form S-8 registration statement to make equity-based awards to its eligible employees 2005 Equity and Incentive Plan (the "Plan") and the holders of PHH's outstanding stock options under the Plan will be unable to exercise those stock options.

PHH reported that on March 17, 2006, it notified the NYSE that it will not meet the March 31, 2006 deadline to file its Form 10-K for fiscal year ended December 31, 2005.  PHH reported that it further notified the NYSE that it filed a Form 12b-25 Notification of Late Filing with the SEC and that it is unable to provide an expected date for the filing of the Form 10-K.  Since PHH expects to file its Form 10-K after March 31, 2006, under SEC rules, the Form 10-K will be deemed untimely filed.  PHH also reported that it is unable to determine whether it will be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of its 2005 fiscal year end.

8-K Filing of April 6, 2006.  In a Current Report on Form 8-K filed by PHH on April 6, 2006, PHH reported that on April 6, 2006, it, as borrower, entered into a $500,000,000 unsecured 364-Day Revolving Credit Agreement (“Credit Agreement”) with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.

PHH reported that the proceeds of the borrowings under the Credit Agreement will be used for working capital and general corporate purposes.  The Credit Agreement includes terms and conditions, which are generally consistent with those in the Amended and Restated Competitive Advance and Revolving Credit Agreement (the “Existing Credit Agreement”), dated as of January 6, 2006, among PHH and PHH Vehicle Management Services Inc., a wholly-owned Canadian subsidiary of PHH, as borrowers; J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers; the lenders referred to in the Amended Credit Agreement; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders.  PHH reported that the terms and conditions in the Credit Agreement also include provisions consistent with the waiver provisions received from the lenders under the Existing Credit Agreement and disclosed in PHH’s Current Report on Form 8-K filed on March 17, 2006.

PHH reported that interest rates under the Credit Agreement are based upon PHH’s senior unsecured long-term debt ratings.  If the ratings on PHH’s senior unsecured long-term debt assigned by Moody's Investors Service, Standard & Poor's and Fitch Ratings are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Credit Agreement. Borrowings under the Credit Agreement currently bear interest at LIBOR plus a margin of 38 basis points (“bps”).  PHH reported that the Credit Agreement also requires it to pay a per annum facility fee of 12 bps and a per annum utilization fee of 10 bps if usage exceeds 50% of the aggregate commitments under the Credit Agreement.  In the event that PHH’s second highest credit rating is downgraded, the margin over LIBOR would become 47.5 bps for the first downgrade and up to 70 bps for subsequent downgrades.  The per annum facility fee would become 15 bps for the first downgrade and up to 17.5 bps for subsequent downgrades.  PHH reported that it will also pay an additional facility fee of 10 bps on October 6, 2006 based upon the outstanding commitments under the Credit Agreement at that time.  The facility matures on April 5, 2007.

PHH reported that the Credit Agreement (i) contains restrictive covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, mergers, limitations on liens, liquidations, sale and leaseback transactions, and (ii) requires that PHH maintain: (a) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income, if positive, for each fiscal quarter ended after December 31, 2004 and (b) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1.

PHH also reported that there were no borrowings under the Credit Agreement or the Existing Credit Agreement as of April 6, 2006.

This description of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, which was filed as an Exhibit to the Form 8-K.

PHH also reported that it would be unable to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2005 to its stockholders within 120 days of the 2005 fiscal year end.  As PHH announced previously, because its 2005 financial statements have not been finalized and the audit with respect to such financial statements is ongoing, PHH delayed the filing of its Form 10-K beyond its filing deadline.  PHH reported that it is diligently working to complete its Form 10-K, and will distribute its annual report to its stockholders as soon as possible.  However, PHH reported that it can provide no assurances at this time as to when this distribution will take place.

PHH’s Annual Meeting of Stockholders was originally scheduled to be held on April 27, 2006.  Because PHH’s 2005 financial statements have not been finalized, PHH reported that it has postponed its currently scheduled Annual Meeting of Stockholders.  PHH reported that it expects to hold its Annual Meeting of Stockholders as soon as practicable following the filing of its Form 10-K.

The developments described in this section are disclosed in Form 8-K reports that PHH filed with the SEC on March 1, 2006, March 13, 2006, March 17, 2006 and April 6, 2006, respectively, and which reports you can find on the SEC website at www.sec.gov.  The developments described in this section and in these Forms 8-K could have a material impact on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the related servicing agreement.  The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the offered certificates.

Servicing Fees

A servicing fee (the "Servicing Fee") for each Mortgage Loan will be payable to each Servicer at a per annum rate generally equal to 0.20% to 0.25% of the scheduled principal balance of each Mortgage Loan such Servicer services.  The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders. Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related Collection Account.

Collection and Other Servicing Procedures

The Sale and Servicing Agreements generally require that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

The various mortgagors are generally required to make monthly payments to the Servicers of principal and interest due on the Mortgage Loans (each, a "Scheduled Payment").  Each Servicer will be required to deposit in a Collection Account, generally no later than the second Business Day following receipt, all Scheduled Payments collected on the Mortgage Loans and any Advances.  Each Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long-term unsecured debt ratings of which are rated in the two highest ratings categories of one or more of S&P, Moody’s or Fitch.

Pursuant to each Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "Escrow Account") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the related Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on such Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in such Escrow Account to such Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the related Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac, against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

During or prior to March of each year, commencing with March 2007, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2007, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, each Custodian and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an "Assessment of Compliance") that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) applicable to such party that contains the following:

(a)

a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)

a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)

the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year.

provided, however, the Custodians will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default ("Events of Default") under each Sale and Servicing Agreement will generally consist of:

(1)

any failure by the Servicer to make any remittances or deposits required under such Servicing Agreement, which failure continues unremedied for the period specified in such Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to the Servicer;

(2)

any failure by the Servicer to observe or perform in any material respect any covenant or agreement by the Servicer in the Sale and Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days after written notice of the failure, requiring the same to be remedied by the Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the applicable Custodian, in some cases, or received by the Servicer, in other cases;

(3)

failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

(4)

certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the Servicer indicating its insolvency;

(5)

the Servicer admits in writing its inability to pay its obligations as they become due;

(6)

the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(7)

the Servicer without consent of the mortgage owner attempts to assign the Sale and Servicing Agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof.

Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

So long as an Event of Default under a Sale and Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the Sale and Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000, to act as successor to the Servicer under such Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

Generally, a Servicer may not assign its Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

Generally, a Servicer may not resign from its obligations and duties imposed on it by its Sale and Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations in the manner provided in the related Servicing Agreement.

Generally, the Sale and Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns the Sale and Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Servicing Agreement.

The Sale and Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Servicing Agreement.

With respect to the applicable Sale and Servicing Agreement, the Trust Fund will generally indemnify and hold harmless the applicable Servicer against any and all losses that it may sustain as a result of any act or omission on the part of the Trust Fund.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Senior Certificates will not be issued unless they receive the ratings from one or more of Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Ratings ("Fitch") and Dominion Bond Rating Service Limited ("DBRS" and each of S&P, Moody’s and Fitch, a "Rating Agency"), indicated in the term sheet.   The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P indicated in the term sheet.  If so indicated in the term sheet, as of May 26, 2006 (the "Closing Date"), the offered certificates, other than the Class 1B-2, Class 1B-3, Class 2B-2 and Class 2B-3 Certificates, are expected to qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this term sheet supplement. The Junior Subordinate Certificates, Class X Certificates and the Residual Certificates are not offered hereby.

Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates will relate to one or more Collateral Groups of Mortgage Loans.

The Senior Certificates related to each Collateral Group, along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "Certificate Group."

Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance to be specified in the term sheet or total Notional Amount to be described therein.  The initial aggregate Certificate Balance or aggregate Notional Amount (as defined herein) of all the certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

The "Certificate Balance" for any Distribution Date and for any certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses on such certificate before such Distribution Date.

The "Class Principal Balance" of any class of certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

The “Notional Amount” of any class of Interest Only Certificates on any Distribution Date will be calculated in accordance with the formulas set forth in the term sheet and the prospectus supplement.

Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2006 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date.  The "Record Date" for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

Exchangeable Certificates

General

All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in certain related offered certificates (the “Exchangeable REMIC Certificates”) in the combinations shown in the term sheet.  All or a portion of the Exchangeable REMIC Certificates may also be exchanged for the related Exchangeable Certificates in the same manner.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another shown in the term sheet.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the Securities Administrator by e-mail at sherri.j.sharps@wellsfargo.com or sean.ralston@wellsfargo.com no later than two Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the Securities Administrator’s approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to 1/32 of 1% of the outstanding principal balance (or the notional amount, if no principal balance) of the certificates to be exchanged.  In no event, however, will the fee be either less than $2,000 or greater than $25,000.

The Securities Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates.  Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed in the term sheet are permitted.

Distributions of Interest on the Certificates

Each of the Mortgage Pass-Through Certificates, Series 2006-5F will bear interest (except in the case of each class of Principal Only Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") to be set forth or described in the term sheet.  The Certificate Interest Rate for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

Interest accrued on any class of certificates will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

The "Basis Risk Shortfalls" for any class of certificates will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Certificate Interest Rate for such class were calculated without regard to the related maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.

Pursuant to the terms of the Trust Agreement, the Securities Administrator may establish a separate account (the "Basis Risk Reserve Fund").  Any Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund.  Any Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the related class or classes of LIBOR Certificates and the Class X Certificates.  After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the related class or classes of LIBOR Certificates as described herein, amounts in any Basis Risk Reserve Fund will be used to make payments to the Holders of the related class or classes of LIBOR Certificates with respect to any unpaid Basis Risk Shortfalls on such certificates from prior Distribution Dates.

For any Distribution Date, the "Required Reserve Fund Deposit" for the Basis Risk Reserve Fund, will be an amount equal to the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the sum of (i) the aggregate of unpaid Basis Risk Shortfalls on the applicable class of Certificates for preceding Distribution Dates and (ii) $1,000.

On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the related class or classes of LIBOR Certificates, the Securities Administrator will withdraw from any Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance in any Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the related class or classes of LIBOR Certificates.

Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the Cap Contract Certificates is reduced to zero and (ii) the optional purchase of the related Mortgage Loans, any amounts remaining in any Basis Risk Reserve Fund will be distributed to the Class X Certificates.

The Interest Rate Cap

On the Closing Date, Wells Fargo Bank, N.A., as Securities Administrator, on behalf of U.S. Bank National Association, as the trustee of a separate interest trust created pursuant to the Trust Agreement, may be assigned an interest rate cap agreement on behalf of the related class or classes of LIBOR Certificates and Class X Certificateholders (the "Interest Rate Cap").

Any Interest Rate Cap will provide for a "Strike Price" to be designated in the prospectus supplement and a Projected Principal Balance for each Distribution Date.  The "Projected Principal Balances" with respect to the Interest Rate Cap for each applicable Distribution Date will be set forth in the prospectus supplement.  The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to the related Collateral Group as designated in the prospectus supplement.  We can give you no assurance that the Mortgage Loans contributing to the related Collateral Group will prepay at that rate or at any other rate.

With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum rate to be designated in the prospectus supplement) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an "Interest Rate Cap Amount").

On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

first, (a) to the related class or classes of certificates, to pay Basis Risk Shortfalls on such certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to the maximum rate) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of each related class of certificates for such Distribution Date;

second, to the related class or classes of certificates to pay Basis Risk Shortfalls on such certificates remaining unpaid from prior Distribution Dates; and

third, the remainder for deposit into any Basis Risk Reserve Fund in an amount at least equal to the applicable Required Reserve Fund Deposit.

It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the related class or classes of certificates associated with the Trust Fund’s investment in the Mortgage Loans paying interest at a fixed rate.  See "Description of the Mortgage Pool."  However, there can be no assurance that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

Any Interest Rate Cap will be terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

Interest Rate Cap Provider

The "Interest Rate Cap Provider" will be designated in the prospectus supplement.  The Interest Rate Cap Provider will provide upon request, without charge, to each person to whom this term sheet supplement is delivered, a copy of (i) the ratings analysis from S&P, Moody’s Fitch and/or DBRS evidencing any ratings on the Interest Rate Cap Provider or (ii) the most recent audited annual financial statements of the Interest Rate Cap Provider.  Requests for such information should be directed to the Depositor.

The Class X Certificate

The Class X Certificate represents the right to receive certain amounts on deposit in any Basis Risk Reserve Fund on the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the related class or classes of certificates is reduced to zero and (ii) the optional purchase of the Mortgage Loans.

Determination of LIBOR

Certain classes of certificates may be floating rate certificates (the "LIBOR Certificates") that bear interest either at a rate based on LIBOR plus a margin or which vary inversely with LIBOR, in each case subject to the minimum and maximum rates to be described in the prospectus supplement.  These certificates are also referred to as "Floating Rate Certificates."

"LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

"LIBOR Determination Date" means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.  Absent manifest error, the Securities Administrator’s determination of LIBOR will be conclusive.

"London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

"Reference Banks" means four major banks in the London interbank market selected by the Securities Administrator.

Distributions of Principal on the Certificates

As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range.  These Applicable Fractions will be set forth in the prospectus supplement.

The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates are calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders’ entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors are encouraged to also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

As described in greater detail below, amounts distributable as principal to the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates related to a Collateral Group (other than the Collateral Group or Collateral Groups related to the Class A-P Certificates) as a whole will additionally be allocated between such Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "—Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this term sheet supplement.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

"Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of certificates at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class’s share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "Relief Act" and any such reduction, a "Relief Act Reduction").  The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

"Applicable Fraction" means, for each Mortgage Loan and any Collateral Group, the fraction set forth above under "Distributions of Principal on the Certificates."

"Apportioned Principal Balance" means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

"A-P Principal Distribution Amount" means, (a) for the Collateral Group related to each class of Class A-P Certificates and any Distribution Date:

(1)

the Applicable Fractions for that class of Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)

the Applicable Fractions for that class of Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)

the Applicable Fractions for that class of Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to such Collateral Group.

"Class A-X Notional Amount" means, for each Distribution Date, the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Premium Loans in each related Loan Group multiplied by the following fraction:

the weighted average of the Net Rates of the Premium Loans in such Loan Group as of the first day of such month minus the Designated Rate for the applicable Collateral Group the Certificate Interest Rate on such class of Class A-X Certificates.

"Credit Support Depletion Date" means with respect to either group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

"Current Realized Losses" means, for each class of Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each related Discount Loan.

"Curtailment" means a partial prepayment on any Mortgage Loan.

"Deferred Principal Amount" means, for each class of Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related group of Subordinate Certificates.

"Designated Rates" means, for each Collateral Group, the "Designated Rates" as set forth in the prospectus supplement.

"Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

"Interest Only Certificate" means any Class A-X Certificate and any other class of certificate designated as an "Interest Only Certificate" in the prospectus supplement.

"Liquidation Principal" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

"Liquidated Mortgage Loan" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

The "NAS Priority Amount" for any Distribution Date and class of NAS Certificates is equal to the lesser of (i) the sum of (x) the product of the related NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and a percentage (which may be 100%) of the Scheduled Principal Amount for the related Collateral Group and such date, (y) the product of the related NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and a percentage (which may be 100%) of the Unscheduled Principal Amount for the related Collateral Group and such date and (ii) the Class Principal Balance of such NAS Certificates immediately prior to such date and (z) the product of the related NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and a percentage (which may be 100%) of the Liquidation Amount for the related Collateral Group and such date and (ii) the Class Principal Balance of such NAS Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the related Credit Support Depletion Date, such NAS Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to the related Collateral Group and such date and (z) the product of the NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Liquidation amount for the related Collateral Group, and (ii) on the date on which the Class Principal Balance of the related Senior Certificates in the related Certificate Group have been reduced to zero, such NAS Certificates shall be entitled to any remaining Senior Principal Distribution Amount for the related Collateral Group allocable to the other Certificates in related Certificate Group and thereafter, the related NAS Priority Amount will equal a percentage (which may be 100%) of the Senior Principal Distribution Amount for the related Collateral Group.  The "NAS Percentage" for any Distribution Date and class of NAS Certificates will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Balance of such class of NAS Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of such NAS Certificates and the other classes of related Certificates in the related Certificate Group immediately prior to such date.

The "NAS Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%.  The "NAS Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

"Notional Amount" means each Class A-X Notional Amount and the notional amount of any class of Interest Only Certificates set forth in the term sheet.

"PAC Certificates" means any class of certificates designated as a planned amortization class in the term sheet.

"PAC Scheduled Amount" means, for the PAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

"Payoff" means a prepayment in full on any Mortgage Loan.

"Principal Only Certificate" means any class of Class A-P Certificates or any other class of certificates designated as a "Principal-Only Certificate" in the term sheet.

"Principal Payment Amount" means the sum, for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

(1)

the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

(3)

any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

(4)

Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

"Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates).

"Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

"Scheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount.  The "Unscheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

"Senior Collateral Group Percentage" for each Collateral Group will be as set forth in the prospectus supplement.

"Senior Liquidation Amount" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before June 2011 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

•

for any Distribution Date occurring in June 2011 through May 2012, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in June 2012 through May 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in June 2013 through May 2014, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in June 2014 through May 2015, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or after June 2015 (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

•

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group related to the same Loan Group (or a related Loan Group) will be paid to the related Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement.  After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

(1)

the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(2)

the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(3)

the related Senior Liquidation Amount for such Distribution Date.

"Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

The "Subordinate Percentage" for any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be as set forth in the prospectus supplement.

"Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

"Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates) will be equal to the sum of:

(1)

the related Subordinate Percentage of the related Principal Payment Amount;

(2)

the related Subordinate Principal Prepayment Amount; and

(3)

the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the related class of Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

"Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

"Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of related Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

"TAC Certificates" means any class of certificates designated as a planned amortization class in the term sheet.

"TAC Scheduled Amount" means, for the TAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for each Collateral Group and such Distribution Date will be determined and allocated among the related Collateral Groups as provided in the prospectus supplement and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders generally as specified in this term sheet supplement and more specifically in the prospectus supplement.

The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)

the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee, or (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

(a)

all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

(d)

Liquidation proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

(e)

all amounts that are then due and payable to the applicable Servicer under the related Servicing Agreement;

(f)

the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

(g)

any amounts payable in respect of primary mortgage insurance; and

(h)

all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodians or the Master Servicer; and

(2)

the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows:  first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

Administration Fees

As described under the definition of "Available Distribution Amount" in this term sheet supplement, funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the servicing fee payable on each Mortgage Loan and compensation payable to the Master Servicer and the Trustee.  On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers and the Trustee will be entitled to their fee prior to the certificateholders receiving any distributions.  The servicing fee for any Distribution Date for any Mortgage Loan will be an amount equal to one-twelfth of the servicing fee rate, on the Stated Principal Balance of such Mortgage Loan.  The following table identifies the per annum fee rates generally applicable in calculating the servicing fee.

Fee	Per Annum Fee Rate
Servicing Fee	0.20% (Countrywide Servicing) 0.25% (Avelo 0.25% (Countrywide Servicing – Conduit Loans) 0.25% (IndyMac) 0.25% (PHH Mortgage)

The servicing fee rates generally represent the rates expected for the Mortgage Loans and the actual servicing fee rates for the Mortgage Loans may exceed these rates, for example, the servicing fee rate for certain mortgage loans serviced by Countrywide may increase in the future to a per annum servicing fee rate of 0.375%.

Priority of Distributions

On each Distribution Date prior to the occurrence of a Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed as follows:

(1)

to each class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class;

(2)

to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

(a)

to the certificates in each Certificate Group, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for the related Collateral Group in an amount up to the Senior Principal Distribution Amount for that Collateral Group for such Distribution Date, until the Class Principal Balance of each such certificate is reduced to zero;

(b)

to each class of Class A-P Certificates, from the Available Distribution Amount for the related Collateral Group, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(3)

from amounts otherwise payable to the related Subordinate Certificates, to the related class of Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the related Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-P Certificates;

(4)

to the extent of the remaining Available Distribution Amount for each Collateral Group (other than any Collateral Group related to any class of Class A-P Certificates), but subject to the prior distribution of amounts described under "—Cross-Collateralization" below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of related Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of related Subordinate Certificates senior thereto;

(5)

to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(6)

to the Residual Certificates, after all of the other classes of certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances) and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Trust Fund), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of one or more classes of related Residual Certificates.

Distributions with Respect to Exchangeable Classes

In the event that certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of certificates in the related Combination Group.  In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of certificates in the related Combination Group.

Subordination and Allocation of Losses

Each group of Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by each group of Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses. The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate in right of payment to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of Class Principal Balance thereof.

To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of a class of Class A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this term sheet supplement as the "Deferred Principal Amount" and is distributable in the manner described under "—Priority of Distributions" above. The distribution of any Deferred Principal Amount to a class of Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.

The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

A "Realized Loss" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

In the event that a Servicer ultimately recovers an amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such Liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates—Distributions of Principal on the Certificates" in this term sheet supplement and the certificate principal balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

Because each group of Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Groups, the Certificate Balances of such certificates could be reduced to zero as a result of a disproportionate amount of losses on the loans in any Collateral Group in such Loan Group.  Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans in any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to the Collateral Group that did not incur the loss.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group (other than the portion thereof allocable to the related class of Class A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Class Principal Balance of each such class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Cross-Collateralization

On each Distribution Date prior to the related Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any class of Class A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than the Interest Only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.  All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

The "Total Subordinate Percentage" at any time will equal (a) with respect to any group of Subordinate Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the related class of Class A-P Certificates).

The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to any class of Class A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than any class of Class A-P Certificates) immediately prior to that Distribution Date.

The "Subordinate Class Percentage" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than any Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than any Class A-P Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution").  In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than any Class A-P Certificates and Class A-X Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than any Class A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence).  If more than one of the Certificate Groups related to a Loan Group are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than any Class A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group.  All distributions described above will be made in accordance with the priorities set forth under "—Priority of Distributions" above.

Advances

For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I Advances") to the related Collection Account on or before the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable Sale and Servicing Agreement, (the “Servicer Remittance Date”) to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust’s interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as "Servicing Advances" (and, together with P&I Advances, "Advances"). However, if a Servicer determines, in good faith, that an otherwise required P&I Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will make such P&I Advances (unless the P&I Advance is deemed by the Trustee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

Upon liquidation of a Mortgage Loan, the related Servicer or Master Servicer, as applicable, will be entitled to reimbursement of Advances. Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of certificateholders to receive payments of interest and principal on the certificates on each Distribution Date.

Optional Purchase of the Mortgage Loans

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in a Loan Group or in related Loan Groups is less than 1% of the aggregate scheduled principal balance of such Mortgage Loans as of the Cut-Off Date, the Master Servicer will have the option to purchase from the Trust Fund such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the related classes of certificates.

The purchase price for any such optional purchase will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the related certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to such Mortgage Loans, as determined in accordance with the Trust Agreement.  The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the "Fair Market Value Excess")) will be distributed to the holders of the related classes of certificates, in accordance with the order of priorities set forth under "Description of the Certificates–Distributions" in this term sheet supplement and in the prospectus supplement.  Any Fair Market Value Excess received in connection with the purchase of either set of such Loan Groups will be distributed to the holders of one or more classes related Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of one or more classes of Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.  Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.  See "Administration—Termination; Optional Termination" in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on each class of offered certificates will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing Mortgage Loan related to such certificates occurs.

Collection Accounts, Master Servicer Account and Certificate Account

Pursuant to the Sale and Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "Collection Account") into which it must deposit, within the time period specified in the applicable Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain. Collections that relate to Monthly Payments due on or before the Cut-Off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account. The Collection Accounts are held in trust for the benefit of the Trust Fund. A Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay such Servicer income on funds invested as servicing compensation, (iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Sale and Servicing Agreement, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during the month of such Servicer Remittance Date. The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the "Master Servicer Account"), and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator.  Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "Certificate Account") from which it will make distributions to the certificateholders on each Distribution Date.

The Certificate Account and the Master Servicer Account must be Eligible Accounts. An "Eligible Account" for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

Reports to Certificateholders

On each Distribution Date, the Trustee, or the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers via the Master Servicer, setting forth, among other things:

•

the amount of distributions for such Distribution Date to holders of each class of Certificates applied to reduce the Class Principal Balance thereof;

•

the amount of distributions for such Distribution Date to holders of each class of Certificates allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous Interest Accrual Periods);

•

the class factor for each class of Certificates;

•

the aggregate scheduled principal balance of the Mortgage Loans in each Loan Group;

•

the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

•

the aggregate amount of the Servicing Fees and Master Servicing Fees paid as required under the Sale and Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted under the Trust Agreement;

•

if applicable, the aggregate amount of P&I Advances included in distributions for such Distribution Date, the aggregate amount of P&I Advances reimbursed during the calendar month preceding such Distribution Date and the aggregate amount of unreimbursed P&I Advances at the close of business on such Distribution Date;

•

the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

•

the number and aggregate scheduled principal balance of the Mortgage Loans as of such Distribution Date (a) delinquent in payment on a contractual basis, identifying the length of the contractual delinquency, as specified in the Trust Agreement, (b) as to which foreclosure proceedings have been commenced, (c) as to which the related Mortgage is subject to a bankruptcy proceeding, and (d) secured by REO properties;

•

the aggregate Certificate Principal Balance of each class of certificates (and, in the case of Interest Only Certificates, the related Notional Amount) at the close of business on such Distribution Date, identifying any reduction in such Certificate Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

•

the aggregate amount of (a) Payoffs and principal prepayments made, (b) the amount of any proceeds from any repurchase of any Mortgage Loans by a Loan Seller, (c) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received, and (d) Realized Losses incurred during the related principal prepayment period;

•

any material modifications, extensions or waivers applicable to the terms of any Mortgage Loan, the Trust Agreement, any Sale and Servicing Agreement, any certificate, the Servicing Fees or the Master Servicing Fees;

•

LIBOR for such Distribution Date;

•

the Certificate Interest Rate for each class of certificates applicable to such Distribution Date;

•

the amount of any Basis Risk Shortfalls for each class of LIBOR Certificates for such Distribution Date;

•

the amount of any Deferred Principal Amounts applicable to each class of Class A-P Certificates for such Distribution Date;

•

the amount of any payments made under each Interest Rate Cap with respect to such Distribution Date;

•

each Senior Collateral Group Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date; and

•

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.

In the case of information furnished pursuant to the first three bullets above, the amount shall also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance or Notional Amount, then the amounts will be expressed as a dollar amount per 10% interest.  The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at anytime during the calendar year was a holder of a certificate, a statement (which will be based upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in the first four bullets above with respect to the period during which such person was a certificateholder.  Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator 's internet website.  The Securities Administrator 's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator 's customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address:  Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.  The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared by the Securities Administrator with respect to the trust fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group and the rate of liquidations on the Mortgage Loans in the related Collateral Group.  The yield to maturity of the each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Regular Certificates.  The yield to maturity to holders of certificates (other than the LIBOR Certificates and the Principal Only Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

Any net interest shortfalls, as described under the heading "Description of the Certificates–Distributions" in this term sheet supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the related class of Class A-P Certificates, as applicable), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

In addition, as described under the heading "Description of the Certificates—Priority of Distributions" in this term sheet supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics—in particular, the interest rates—of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate Mortgage Loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders.  Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest").  The amount of Compensating Interest to be paid by any Servicer on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and with respect to certain Servicers, any voluntary prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 50% of the Servicing Fee payable to such Servicer (or with respect to certain Servicers, 100% of the Servicing Fee payable to such Servicer) on the related Distribution Date.  In the event the related Servicer does not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer’s compensation.  Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus.  It is expected that most of the mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated.  Specifically, a lower than expected rate of principal prepayments on the Discount Loans will reduce the yield to investors in the Class A-P Certificates.  There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors are encouraged to fully consider all of the associated risks of investing in the certificates.

PAC and TAC Certificates

The PAC Certificates and TAC Certificates, if any, will be entitled to receive payments, to the extent of available principal, to reduce their Class Principal Balance on each Distribution Date to the related PAC Scheduled Amount or related TAC Scheduled Amount for such Distribution Date, according to the PAC Schedule or TAC Schedule, as applicable, to be set forth in the prospectus supplement.  The PAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a Percentage of PSA.  The TAC Schedules, if any, will be prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate equal to a constant prepayment rate (the "Structuring Target"), expressed as a Percentage of PSA.  The Structuring Range for the PAC Certificates and the Structuring Target for the TAC Certificates will be specified in the prospectus supplement.  There can be no assurance that the Class Principal Balances of the PAC Certificates or TAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount or TAC Scheduled Amount, as applicable, for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

If the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly.  Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

Similarly, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the Structuring Target, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the TAC Certificates to the TAC Scheduled Amount for such Distribution Date, and the weighted average lives of the TAC Certificates may be extended, perhaps significantly.  Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the Structuring Target, the weighted average lives of the TAC Certificates may be shortened, perhaps significantly.

Support Certificates

The prepayment stability of any PAC Certificates or any TAC Certificates will be supported by the PAC Support Certificates or the TAC Support Certificates.

In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support certificates.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in the prospectus supplement or below in "—Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and “—Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

The yield to maturity on each class of Class A-X Certificates related to any Loan Group will be extremely sensitive to the level of principal prepayments on the Premium Loans in such Loan Group.  The interest payable to each class of Class A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans in the related Loan Group or Loan Groups over (ii) the Designated Rate on the applicable Collateral Group in each such Loan Group.  Therefore, the yield to maturity on each class of Class A-X Certificates will be adversely affected as a result of faster–than–expected principal prepayments on the Premium Loans in each such Loan Group. Prospective investors are encouraged to fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the related Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The foregoing yield considerations will generally also apply to other Interest Only Certificates.  In addition, the yield on any certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR.  As a result, any increases in LIBOR will reduce the yield on such certificates.

The yield to maturity on each class of Class A-P Certificates will be extremely sensitive to the level of principal prepayments on the related Discount Loans. Therefore, the yield to maturity on the Class A-P Certificates will be adversely affected by slower–than–expected prepayments of such Discount Loans and could be reduced to zero.

Because the interest payable on each class of Class A-X Certificates related to any Loan Group is based upon only the Premium Loans in such Loan Group, and the principal distributable to the class of Class A-P Certificates related to such Loan Group is derived only from the Discount Loans in such Loan Group, it is possible that faster–than–expected principal prepayments on such Premium Loans may occur at the same time as slower–than–expected principal prepayments on such Discount Loans, which would result in a lower yield to maturity for such class of Class A-X Certificates and such class of Class A-P Certificates.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Certificate Balance of the related Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related Junior Subordinate Certificates in reverse order of seniority.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement.  GSMSC intends to file, and may have already filed, with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See the prospectus supplement and "Description of the Certificates—Priority of Distributions" in this term sheet supplement.

Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all related Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.  See "Description of the Certificates—Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

The Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the related Class A-P Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than any Class A-P Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates—Priority of Distributions" and the related definitions under "Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that a designated portion of the Trust Fund will comprise one or more REMICs.  The Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement.  Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of the residual interests.  Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The Securities Administrator, on behalf of the Trustee, will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus.  See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

The offered certificates (other than the Exchangeable Certificates and any class of certificates entitled to receive Basis Risk Shortfalls) will be REMIC regular interests.  Any class of certificates entitled to receive Basis Risk Shortfalls (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificates and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract").  See the discussion under "—Additional Considerations for the Cap Contract Certificates" below.  For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining offered certificates (other than the Exchangeable Certificates) are referred to as the "Regular Certificates."  See "Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Trustee will treat any Interest Only Certificates, Accrual Certificates and Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID.  The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes.  No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences—OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above.  In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "—The Cap Contract Component" below.  Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code.  Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchangeable Pool'') will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the classes or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates.  For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see "Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities" in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an Employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code ("Plans").  Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) are encouraged to carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations—Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the "DOL") defining the term "plan assets" published in the Federal Register (the "Plan Asset Regulations"), generally, when a Plan makes an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply.  There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates.  Prohibited transactions within the meaning of ERISA and the Code could also arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

With respect to the acquisition of the offered certificates by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met,, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Department of Labor amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" or better at the time of purchase. See "ERISA Considerations—Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

(1)

the rating condition was satisfied at the time of purchase; or

(2)

the following condition is satisfied:

(a)

it is an insurance company;

(b)

the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

(c)

the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

(1)

indemnify and hold harmless GSMSC, the Trustee, the Securities Administrator, the Master Servicer, each Servicer, the Custodians and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

(2)

be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan are encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

CERTAIN LEGAL INVESTMENT ASPECTS

For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and, unless otherwise set forth in the term sheet, the Class 1M-1, Class 1B-1, Class 2M-1 and Class 2B-1 Certificates will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the offered certificates. An underwriting agreement between GSMSC and the Underwriter governs the sale of the offered certificates.  Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriter will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Underwriter is an affiliate of the Depositor and GSMC.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the respective ratings from one or more of S&P, Moody’s, Fitch and DBRS set forth in the term sheet.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.  S&P, Moody’s, Fitch and DBRS will monitor any of their ratings assigned to the offered certificates while the offered certificates remain outstanding.  In the event that the ratings initially assigned to any of the offered certificates by S&P, Moody’s, Fitch or DBRS are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such offered certificates.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on Principal Only Certificates only addresses the return of the principal balances thereof.

GSMSC has not requested a rating on the offered certificates by any rating agency other than one or more of S&P, Moody’s, Fitch and DBRS. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P, Moody’s, Fitch or DBRS.

[Remainder of This Page Intentionally Left Blank]

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

PAGE

AD Certificates

S-11

Advances

S-15

Alternative Documentation Program

S-43

A-P Principal Distribution Amount

S-104

Applicable Fraction

S-6

Apportioned Principal Balance

S-104

Assessment of Compliance

S-93

Attestation Report

S-93

Available Distribution Amount

S-109

Basis Risk Reserve Fund

S-100

Basis Risk Shortfalls

S-99

Business Day

S-8

Cap Contract

S-127

Cap Contract Certificates

S-127

Certificate Account

S-15

Certificate Balance

S-97

Certificate Group

S-97

Class A-P Certificates

S-7

Class A-X Certificates

S-7

Class A-X Notional Amount

S-104

Class Principal Balance

S-97

Closing Date

S-97

CLUES Plus Documentation Program

S-43

Code

S-126

Collateral Group

S-6

Collection Account

S-117

Compensating Interest

S-122

Conduit Program

S-35

Countrywide

S-35

Countrywide Financial

S-75

Countrywide Home Loans

S-40

Countrywide Servicing

S-76

Credit Support Certificates

S-11

Credit Support Depletion Date

S-104

Current Realized Losses

S-104

Curtailment

S-104

Custodians

S-33

DBRS

S-97

debt-to-income

S-41

Deferred Principal Amount

S-104

Depositor

S-67

Designated Rates

S-104

Discount Loans

S-12

Due Date

S-35

Due Period

S-105

Effective Net Rate

S-6

Eligible Account

S-118

ERISA

S-129

Escrow Account

S-91

Events of Default

S-93

Exchangeable Certificates

S-98

Exchangeable Pool

S-129

Exchangeable REMIC Certificates

S-98

Fair Market Value Excess

S-116

FICO Credit Scores

S-41

Fitch

S-97

Floating Rate Certificates

S-102

Full Documentation Program

S-43

Group Subordinate Amount

S-114

GSMC

S-35

IndyMac

S-35

Interest Only Certificate

S-105

Interest Only Certificates

S-11

Interest Rate Cap

S-100

Interest Rate Cap Amount

S-101

Interest Rate Cap Provider

S-101

LIBOR

S-102

LIBOR Certificate

S-9

LIBOR Certificates

S-102

LIBOR Determination Date

S-102

Liquidated Mortgage Loan

S-105

Liquidation Principal

S-105

Loan Group

S-6

Loan Seller

S-35

Loan-to-Value Ratio

S-40

London Business Day

S-102

Master Servicer

S-33

Master Servicer Account

S-117

Master Servicer Event of Default

S-71

Master Servicer Remittance Date

S-15

Master Servicing Fee

S-69

MERS

S-57

Moody’s

S-97

Mortgage

S-33

Mortgage Loan Schedule

S-57

Mortgage Loans

S-35

Mortgaged Property

S-35

NAS Certificates

S-11

NAS Percentage

S-105

NAS Prepayment Shift Percentage

S-105

NAS Priority Amount

S-105

NAS Scheduled Principal Percentage

S-105

Net Rate

S-6

No Income/No Asset Documentation

   Program

S-43

Non-AP Pool Balance

S-114

Notional

S-97

Notional Amount

S-106

P&I Advances

S-115

PAC Certificates

S-106

PAC Scheduled Amount

S-106

PACs

S-11

Payoff

S-106

PHH Mortgage

S-35

Plans

S-129

Preferred Processing Program

S-41

Premium Loans

S-12

Principal Only Certificate

S-106

Principal Payment Amount

S-106

Principal Prepayment Amount

S-106

Projected Principal Balances

S-100

Rating Agency

S-97

Realized Loss

S-113

Record Date

S-98

Reduced Documentation Program

S-43

Reference Banks

S-102

Regular Certificates

S-127

Relief Act

S-103

Relief Act Reduction

S-103

Required Reserve Fund Deposit

S-100

Residual Certificates

S-8

S&P

S-97

Sale and Servicing Agreement

S-35

Sale and Servicing Agreements

S-35

Scheduled Payment

S-106

Scheduled Principal Amount

S-106

Securities Administrator

S-33

Senior Collateral Group Percentage

S-107

Senior Liquidation Amount

S-107

Senior Prepayment Percentage

S-107

Senior Principal Distribution Amount

S-107

Senior Support Certificates

S-11

Servicer

S-74

Servicer Remittance Date

S-15

Servicers

S-74

Servicing Advances

S-15

Servicing Fee

S-90

SMMEA

S-131

SMMEA Certificates

S-131

Stated Income/Stated Asset
 Documentation Program

S-43

Streamlined Documentation Program

S-43

Strike Price

S-100

Structuring Range

S-123

Structuring Target

S-123

Subgroup

S-6

Subordinate Class Percentage

S-114

Subordinate Liquidation Amount

S-108

Subordinate Percentage

S-108

Subordinate Prepayment Percentage

S-108

Subordinate Principal Distribution
  Amount

S-108

Subordinate Principal Prepayment
  Amount

S-108

Subordination Level

S-108

Subsequent Recovery

S-113

Super Senior Certificates

S-11

TAC Certificates

S-109

TAC Scheduled Amount

S-109

TACs

S-11

Total Subordinate Percentage

S-114

Trust Agreement

S-33

Trust Fund

S-33

Trustee

S-33

U.S. Bank

S-67

Undercollateralization Distribution

S-115

Undercollateralized Group

S-115

Underwriter

S-132

Unscheduled Principal Amount

S-106

Wells Fargo

S-68

Z Certificates

S-11

[THIS PAGE INTENTIONALLY LEFT BLANK.]

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GSR Mortgage Loan Trust 2006-5F
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

U.S. Bank National Association
Trustee

Avelo Mortgage, L.L.C.

Countrywide Home Loans Servicing LP

IndyMac Bank, F.S.B.

PHH Mortgage Corporation

Servicers

________________

GSR Mortgage Loan
Trust 2006-5F

________________

TERM SHEET SUPPLEMENT
________________

Goldman, Sachs & Co.